REPORT of INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Regent Communications, Inc.

We have audited the accompanying consolidated balance sheets of Regent Communications, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1997 and for the period from November 5, 1996 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Regent Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997 and for the period from November 5,1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles.







Coopers & Lybrand, L.L.P.

Cincinnati, Ohio
January 30, 1998

REGENT COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
as of December 31, 1997 and 1996

                                         ASSETS                                                           1997             1996

Current assets:
    Cash                                                                                              $  1,013,547       $      592
    Accounts receivable, less allowance for doubtful
      accounts  of $86,000 in 1997                                                                       1,507,623                -
    Other receivables                                                                                      197,639                -
    Other current assets                                                                                    28,780                -
    Deposits held in escrow for station acquisitions                                                     1,975,000                -
    Assets held for sale                                                                                 7,500,000                -
                                                                                                      ------------       ----------

      Total current assets                                                                              12,222,589              592

Property, plant and equipment, net                                                                          53,792                -
Other assets, net                                                                                        1,089,462                -
                                                                                                      ------------       ----------

      Total assets                                                                                    $ 13,365,843       $      592
                                                                                                      ============       ==========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                                                                  $    526,004       $      500
    Accounts payable, shareholders                                                                               -           11,906
    Accrued expenses                                                                                       655,078
    Notes payable                                                                                        7,500,000
                                                                                                      ------------       ----------

    Total current  liabilities                                                                           8,681,082           12,406

Redeemable preferred stock:
      Series B Senior convertible preferred stock, 1,000,000 shares authorized, 1,000,000 issued and outstanding, $5.00 stated value (liquidation value; $1,122,055), net of
         subscription for 780,000 shares for $3,900,000                                                  1,122,055                -
      Series D convertible preferred stock, 1,000,000 shares authorized, 220,000 issued
        and outstanding , $5.00 stated value (liquidation value; $1,104,852)                             1,104,852                -
                                                                                                      ------------       ----------

    Total redeemable preferred stock                                                                     2,226,907                -

Commitments and contingencies

Shareholders' equity:
    Preferred stock, $.01 par value: 20,000,000 shares authorized:
      Series A convertible preferred stock, 620,000 shares authorized,
        600,000 issued and outstanding, $5.00 stated value                                               3,000,000                -
        (liquidation value: $3,119,268)
      Series C convertible preferred stock, 4,000,000 shares authorized, none issued                             -                -
        or outstanding, $5.00 stated value
      Series E convertible preferred stock, 5,000,000 shares authorized,
        none issued or outstanding, $5.00 stated value                                                           -                -

    Common stock, $.01 par value; 30,000,000 shares
      authorized; 240,000 shares issued and outstanding                                                      2,400            2,400
    Additional paid-in capital                                                                             571,285           (1,808)
    Deficit                                                                                             (1,115,831)         (12,406)
                                                                                                      ------------       ----------

      Total shareholders' equity (deficit)                                                               2,457,854          (11,814)
                                                                                                      ------------       ----------

      Total liabilities and shareholders' equity                                                      $ 13,365,843       $      592
                                                                                                      ============       ==========

 The accompanying notes are an integral part of the consolidated financial statements.

REGENT COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
for the year ended December 31, 1997 and the period from November 5,1996 (inception) through December 31, 1996

                                                                1997              1996

Broadcast revenue                                           $ 5,302,603       $         -

Less agency commissions                                        (386,598)                -
                                                            -----------       -----------

    Net revenue                                               4,916,005                 -

Broadcast operating expenses                                  4,167,002                 -


Time brokerage agreement fees, net                            1,223,054                 -

Depreciation and amortization expense                               655                 -

Corporate general and administrative expenses                   517,486             12,406
                                                            -----------        -----------

    Operating loss                                             (992,192)           (12,406)


Interest expense, net                                            73,901                 -

Other expense, net                                               37,332                 -
                                                            -----------       -----------

     Net loss                                               $(1,103,425)      $   (12,406)
                                                            ===========       ===========

Loss applicable to common shares:
    Net loss                                                 (1,103,425)          (12,406)
    Preferred stock dividend requirements                      (146,175)                -
                                                            -----------       -----------

      Loss applicable to common shares                      $(1,249,600)      $   (12,406)
                                                            ===========       ===========

      Basic and diluted net loss per common share           $     (5.21)      $     (0.05)
                                                            ===========       ===========

Shares used in basic and diluted per share calculation          240,000           240,000
                                                            ===========       ===========

The accompanying notes are an integral part of the consolidated financial statements.

REGENT COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY for the year ended December 31, 1997 and the period November 5, 1996 (inception) through December 31, 1996

                                                                                              ADDITIONAL
                                                                                                PAID-IN
                                              COMMON  STOCK          PREFERRED STOCK            CAPITAL       DEFICIT      TOTAL
                                          ---------------------- --------------------------  ------------  -----------  ------------
                                            SHARES      AMOUNT     SHARES        AMOUNT

 Balance, November 5, 1996                   -           -             -             -            -             -             -
     (inception)

 Issuance of common stock                   240,000   $   2,400                              $    (1,808)               $       592

 Net loss                                                                                                  $   (12,406)     (12,406)
                                          ----------  ---------- ------------  ------------  ------------  -----------  ------------

 Balance December 31, 1996                  240,000       2,400                                   (1,808)      (12,406)     (11,814)

 Contribution from common shareholders                                                           600,000                    600,000

 Issuance of Series A                                                600,000   $ 3,000,000
     preferred stock                                                                                                      3,000,000

 Preferred dividends on Series B and D
     redeemable stock                                                                            (26,907)                   (26,907)

 Net loss                                                                                                   (1,103,425)  (1,103,425)
                                          ----------  ---------- ------------  ------------  ------------  -----------  ------------

 Balances, December 31, 1997                240,000   $   2,400      600,000   $ 3,000,000   $   571,285   $(1,115,831) $ 2,457,854
                                          ==========  ========== ============  ============  ============  ===========  ============


The accompanying notes are an integral part of the consolidated financial statements.

REGENT COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the year ended December 31, 1997 and the period November 5, 1996 (inception) through December 31, 1996

                                                               1997              1996

Cash flows from operating activities:
     Net loss                                              $(1,103,425)      $   (12,406)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
     Provision for bad debts                                    86,000                 -
     Net barter expense                                         25,976                 -
     Depreciation expense                                          361                 -
     Amortization expense                                          294                 -
Changes in operating assets and liabilities:
     Accounts receivable                                    (1,593,623)                -
     Other receivables and other current assets               (252,395)                -
     Accounts payable                                          513,598            12,406
     Accrued expenses                                          655,078                 -
                                                           -----------       -----------

  Net cash used in operating activities                     (1,668,136)                -
                                                           -----------       -----------

Cash flows used in investing activities:
     Cash paid for acquisitions costs                         (774,762)                -
     Cash paid for organizational costs                        (17,637)
     Deposits held in escrow for station acquisitions       (1,975,000)                -
     Capital expenditures                                      (54,153)                -
                                                           -----------       -----------

Net cash used in investing activities                       (2,821,552)                -
                                                           -----------       -----------

Cash flows from financing activities:
     Proceeds from the issuance of  preferred stock          5,200,000                 -
     Proceeds from the issuance of common stock                      -               592
     Contributions from common shareholders                    600,000                 -
     Payments for financing costs                             (297,357)                -
                                                           -----------       -----------

Net cash provided by  financing activities                   5,502,643               592
                                                           -----------       -----------

Net  increase in cash and cash equivalents                   1,012,955               592
                                                           -----------       -----------

Cash,  beginning of  period                                        592                 -
                                                           -----------       -----------

Cash, end of period                                        $ 1,013,547       $       592
                                                           ===========       ===========

Cash paid for interest                                     $    35,000       $         -
                                                           ===========       ===========

Cash paid for fees under time brokerage agreements         $ 1,287,808       $         -
                                                           ===========       ===========
Noncash investing and financing activities:
     Issuance of notes payable for acquisitions            $ 7,500,000       $         -
                                                           ===========       ===========
     Issuance of preferred stock for note receivable       $ 3,900,000       $         -
                                                           ===========       ===========


The accompanying notes are an integral part of the consolidated financial statements.

REGENT COMMUNICATIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:


       a. ORGANIZATION: JS Communications, Inc., a Delaware corporation, was established in November 1996. In March 1997, JS Communications, Inc. changed its name to Regent Communications, Inc. (the "Company"). The Company was formed to acquire, own and operate radio stations in small and medium-sized markets in the United States. At December 31, 1997, the Company owned one radio station and provided programming and other services to 21 radio stations located in 9 markets. See Note 2.

          The Company began its broadcasting activities on March 1, 1997 by providing programming and other services to radio station KBCQ (FM) in San Diego under a time brokerage agreement and has continued to operate it as an owned station from and after June 6, 1997. Throughout the year, the Company also provided programming to 26 other stations over different periods of time: WEZL (FM) and WXLY (FM) in Charleston, South Carolina from June 1 to August 31; WXZZ (FM) in Lexington, Kentucky from July 1 to August 22; WLRO (FM) and WLTO (FM) in Lexington, Kentucky from September 1 to November 18; the 16 stations of The Park Lane Group from August 18 to December 31; KRDG (FM), KNNN
          (FM), KRRX (FM), and KNRO (FM) in Redding, California from October 10 to December 31; and WSSP (FM) in Charleston, South Carolina from December 5 to December 31.

       b. BASIS OF PRESENTATION: The accompanying consolidated financial statements include the accounts of Regent Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

       c. BROADCAST REVENUE: Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.

       d. BARTER TRANSACTIONS: Barter transactions (advertising provided in exchange for goods and services) are reported at the estimated fair value of the product or services received. Revenue from barter transactions is recognized when advertisements are broadcast and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred barter revenue) is recorded. If advertising is broadcast before the receipt of the goods or services, a receivable is recorded. For the year ended December 31, 1997, barter revenue was approximately $492,000, and barter expense was approximately $518,000.


       e. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Company's customer base and their dispersion across several different geographic areas of the country.

1.     ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS, CONTINUED:

       f. PROPERTY, PLANT AND EQUIPMENT: Property and equipment are stated at cost and depreciated on the straight-line basis over 5 - 10 years for equipment and 6 years for furniture.

       g. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       h. PER SHARE DATA: The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 requires the presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. The Company's convertible preferred stock was anti-dilutive and, therefore, was not included in the diluted earnings per share computation.

       i. TIME BROKERAGE AGREEMENTS: At December 31, 1997, the Company operated 21 radio stations under the terms of time brokerage agreements (hereafter referred to as "TBA's"). Revenues and expenses related to such stations are included in operations since the effective dates of the agreements. Fees paid and received under such agreements are included in time brokerage agreement fees in the accompanying Consolidated Statements of Operations.


2.     STATION TRANSACTIONS AND PENDING ACQUISITIONS:

       On June 6, 1997, the Company acquired substantially all of the assets of radio station KCBQ(AM) in San Diego, California for $6,000,000, subject to a 5-year term note payable to the seller. See Note 9. Upon completion of the purchase, the Company's TBA with the seller, effective since March 1, 1997, was terminated. Pursuant to the TBA and the Asset Purchase Agreement, the seller has agreed to reimburse the Company for operating losses incurred by KCBQ (AM) from March 1, 1997 through December 31, 1997. Such operating losses amounted to approximately $136,000. Additionally, the seller has agreed to reimburse the Company for all operating losses subsequent to December 31, 1997, while the station is held for sale. See Note 6. The results of operations of the acquired business is included in the Company's financial statements since the date of acquisition.

       On June 16, 1997, the Company entered into a stock purchase agreement to acquire all of the outstanding capital stock of The Park Lane Group, a California corporation which owns 16 radio stations. The purchase price for the stock is $23,075,000 in cash, subject to adjustment as defined in the agreement. In addition, the Company entered into a TBA with the Park Lane Group, effective August 18, 1997, which will end upon consummation of the acquisition described above or upon termination of the related stock purchase agreement. The Company paid approximately $827,000 in TBA fees related to the Park Lane Group during 1997. The Company received Federal Communications Commission (FCC) approval in November 1997 and expects to close the transaction prior to May 1998. At December 31, 1997, the Company had placed a $1,175,000 deposit held in escrow pending the closing of the Park Lane Group transaction.

       On June 1, 1997, the Company entered into a TBA with WEZL(FM) and WXLY(FM) located in Charleston, South Carolina. The TBA was terminated on August 31, 1997. The Company paid TBA fees of approximately $413,009 related to these stations.

       On August 22, 1997, the Company entered into an asset purchase agreement to acquire substantially all of the assets of radio stations WLRO(FM) and WLTO(FM) located in Richmond and Nicholasville, Kentucky, respectively, for $4.5 million in cash. Simultaneously with the execution of the asset purchase agreement, the Company entered into a TBA with respect to WLRO(FM) and WLTO(FM), whereby the Company operated the stations from September 1, 1997 through November 18, 1997 and the Company paid TBA fees of approximately $45,000 related to these stations. Simultaneously with the previously mentioned agreements, the Company entered into an Assignment and Assumption Agreement with HMH Broadcasting ("HMH"), whereby the Company assigned to HMH all of its rights, title and interest in, to and under the original asset purchase agreement for WLRO(FM) and WLTO(FM).

       In August 1997, the Company entered into an agreement to acquire the assets of two radio stations, WRFQ (FM) and WSUY (FM) (collectively, "Charleston/FMs") in Charleston, South Carolina for $4.5 million. In December 1997, after it was determined that the Company would be unable to purchase additional stations in the market, the Company consummated the acquisitions of the Charleston/FMs subject to a note payable, and immediately sold the two radio stations to a third-party at no gain or loss, in exchange for cancellation of the note payable.

       On August 22, 1997, the Company acquired substantially all of the assets of WXZZ (FM) located in Georgetown, Kentucky for $3,450,000, subject to a note payable with a third party. A TBA effective July 1, 1997, with WXZZ
       (FM) was terminated upon consummation of the purchase. On August 22, 1997, the Company entered into an agreement to sell WXZZ (FM) to HMH Broadcasting ("HMH") for $3,450,000, in exchange for cancellation of the previously mentioned $3,450,000 note payable. In conjunction with this agreement, the Company also entered into a TBA with HMH effective August 22, 1997, with respect to WXZZ (FM) which was terminated on November 12, 1997, upon consummation of the sale of the station by the Company to HMH. The Company received TBA fees of approximately $62,254 related to the HMH TBA.

       On October 10, 1997, the Company entered into an Agreement of Merger, pursuant to which the Company will acquire all of the outstanding capital stock of Alta California Broadcasting, Inc. ("Alta") (a wholly-owned subsidiary of Redwood Broadcasting, Inc.), which owns and operates radio stations KRDG (FM) and KNNN (FM) located in Redding, California. The purchase price for the stock consists of $1 million in cash and 200,000 shares of the Company's Series E Preferred Stock at a stated value of $1 million, subject to adjustment as defined in the agreement. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals. Additionally, Alta holds an option to purchase, and is required to purchase prior to closing, all of the assets held by Power Surge, Inc. for use in the operation of radio stations KRRX (FM) and KNRO
       (AM) located in Redding, California. In conjunction with this agreement and effective October 10, 1997, the Company entered into a TBA with Redwood Broadcasting, Inc. related to radio stations KRDG (FM), KNNN
       (FM), KRRX (FM) and KNRO (AM); payments under the TBA approximated $2,500 during 1997. The TBA will end upon closing of the merger described above or upon termination of the Agreement of Merger. At December 31, 1997, the Company has placed a $175,000 deposit held in escrow pending the closing of the Alta transaction.

       On December 5, 1997, the Company entered into an Agreement of Merger with Faircom, Inc. ("Faircom"), pursuant to which Faircom will be merged with and into the Company. At the effective date of the merger, each then outstanding share of Faircom common stock will be exchanged for approximately 3,850,000 shares of the Company's Series C preferred stock, subject to adjustment as defined in the agreement. Approximately
       300,000 shares of such Series C stock will be subject to the right of the holder to put such shares to the Company for redemption. Additionally, the holders of Faircom common stock options at the time of the merger will receive substitute stock options for the Company's Series C preferred stock under the Regent Communications, Inc. Faircom Conversion Stock Option Plan. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals, Faircom shareholder approval, closing of the Park Lane Group acquisition previously discussed, effectiveness of a Registration Statement to be filed by the Company, and the conversion of certain Faircom Subordinated Notes into Faircom Common Stock.

       On December 8, 1997, the Company entered into an asset purchase agreement with Continental Radio Broadcasting L.L.C. to acquire substantially all of the assets of radio stations KFLG(AM) and KFLG(FM) located in Bullhead City, Arizona for $3.6 million in cash, subject to adjustment as defined in the agreement. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals. At December 31, 1997, the Company has placed a $175,000 deposit held in escrow pending the closing of the transaction.

       On December 17, 1997, the Company entered into an asset purchase agreement to acquire substantially all of the assets of radio stations KIXW (AM) and KZXY (FM) located in Apple Valley, California for $6 million in cash, subject to adjustment as defined in the agreement. The stations are owned by Ruby Broadcasting, Inc. ("Ruby"), a sister corporation and affiliate of Topaz Broadcasting, Inc. ("Topaz"). The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals. The closing is also conditioned on the prior occurrence of a closing between the Company and Topaz (see below). Effective January 1, 1998 the Company entered into a TBA with respect to radio stations KIXW (AM) and KZXY (FM), which will end upon closing of the acquisition described above or upon the termination of the asset purchase agreement.

       On December 17, 1997, the Company entered into an Agreement of Merger, pursuant to which the Company will acquire all of the outstanding capital stock of Topaz. The purchase price for the stock consists of 400,000 shares of the Company's Series E preferred stock at a stated value of $2 million, subject to adjustment as defined in the agreement. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals. Additionally, Topaz is a party to an asset purchase agreement, and is required to purchase the assets of radio station KIXA
       (FM) located in Lucerne Valley, California, prior to closing of the Agreement of Merger with the Company. In conjunction with this agreement and effective January 1, 1998, the Company entered into a TBA with Topaz, including radio station KIXA (FM), which will end upon closing of the merger described above or upon termination of the Agreement of Merger. At December 31, 1997, the Company has placed a $400,000 deposit held in escrow pending the closing of the Ruby and Topaz transactions.


       In December 1997, the Company acquired an option to purchase substantially all of the assets of radio station WSSP (FM) located in Goose Creek, South Carolina. The purchase price for the option was $1.5 million, subject to a 5 year term note payable to a third party. See Note
       9. The term of the option is one year. Due to a lack of complimentary stations in the market, the Company is currently seeking a buyer for the option. At December 31, 1997, the cost of the option is included in Assets Held for Sale in the accompanying Consolidated Balance Sheet. The Company also entered into a TBA with respect to WSSP (FM) effective December 5, 1997.

3.     PROPERTY AND EQUIPMENT:

       Property and equipment consists of the following:

                                                                                           1997             1996

          Equipment                                                                   $        12,520   $       -
          Furniture & Fixtures                                                                    968           -
          Equipment under installation                                                         40,665           -
                                                                                      ----------------  ----------------
                                                                                               54,153           -
          Less accumulated depreciation                                                          (361)          -
                                                                                      ----------------  ----------------

                                                                                      $        53,792   $       -
                                                                                      ================  ================


4.     OTHER  ASSETS:

       Other assets consists of the following:

                                                                                            1997             1996

          Deferred finance costs                                                      $       297,357   $       -
          Organizational costs                                                                 17,637           -
          Deferred acquisition costs                                                          774,762           -
                                                                                      ----------------  ----------------
                                                                                            1,089,756
          Less accumulated amortization                                                          (294)          -
                                                                                      ----------------  ----------------

                                                                                      $     1,089,462   $       -
                                                                                      ================  ================

5.     ACCRUED EXPENSES:

       Accrued expenses at December 31, 1997 consists of the following:


          Accrued payroll                                                             $        34,496
          Accrued license fees                                                                 78,779
          Accrued property and other taxes                                                     82,318
          Accrued commissions                                                                 149,576
          Accrued professional services                                                       227,350
          Accrued other                                                                        82,559
                                                                                      ----------------

                                                                                      $       655,078
                                                                                      ================

6.     PENDING DISPOSITION:

       On December 16, 1997, the Company signed a Letter of Intent with a third party to sell substantially all of the assets of radio station KCBQ (AM) located in San Diego, California for $6.5 million in cash. The Company is currently involved in negotiating a definitive agreement and anticipates the sale will close prior to July 31, 1998. At December 31, 1997, the KCBQ (AM) assets are stated at cost and are included in Assets Held for Sale in the accompanying Consolidated Balance Sheet. Net broadcast revenue of approximately $66,000 and broadcast expenses of approximately $202,000 related to KCBQ (AM) were included in the Consolidated Statement of Operations for the year ended December 31, 1997.


7.     CAPITAL STOCK:

       The Company's Amended and Restated Certificate of Incorporation authorizes 30,000,000 shares of common stock and 20,000,000 shares of preferred stock and designates 620,000 shares as Series A Convertible Preferred Stock ("Series A"), 1,000,000 shares as Series B Senior Convertible Preferred Stock ("Series B"), 4,300,000 shares as Series C Convertible Preferred Stock ("Series C"), 1,000,000 shares as Series D Convertible Preferred Stock ("Series D"), and 5,000,000 shares as Series E Convertible Preferred Stock ("Series E"). The stated value of all series of preferred stock is $5 per share.

       Series A, Series C, and Series E have the same voting rights as common stock and may be converted at the option of the holder into one share of common stock, subject to adjustment, as defined. The Company's Board of Directors also has the right to require conversion of all shares of Series A, C and E upon the occurrence of certain events, as defined. Series B and Series D have no voting power except for specific events, as defined. Series A, Series C, Series D and Series E have equal rights for the payment of dividends and the distribution of assets and rights upon liquidation, dissolution or winding up of the Company. Series B ranks senior to all other series of preferred stock and may be converted at the option of the holder into one-half share of common stock, subject to adjustment, as defined. The Company's Board of Directors also has the right to require conversion of all shares of Series B and D upon the occurrence of certain events, as defined.

       Upon liquidation of the Company, no distribution shall be made (a) to holders of stock ranking junior to the Series B unless the holders of the Series B have received the stated value per share, plus an amount equal to all unpaid dividends or (b) to the holders of stock ranking on a parity with the Series B, except distributions made ratably on the Series B and all other such parity stock. Dividends accrue on all series of preferred stock at a cumulative annual rate of $.35 per share. The Company may redeem Series A, B, and D at the stated value, plus an amount equal to all unpaid dividends to the date of redemption, whether or not declared. The Company is also required to redeem all shares of Series B and D in the event the closing of the Faircom merger and Park Lane Group acquisition is terminated or has not occurred on or before June 30, 1998, at the stated value plus an amount equal to all unpaid dividends to the date of redemption, whether or not declared. Undeclared dividends in arrears on all outstanding series of preferred stock amounted to $146,175 at December 31, 1997.

       In connection with the issuance of 1,000,000 shares of the Company's Series B senior convertible preferred stock, the Company received cash proceeds of $1,100,000 and a promissory note for $3,900,000. The note is due upon consummation of the Faircom merger as described in Note 2. The note bears interest at 7%; provided that to the extent dividends have accrued on the Series B shares but have not been paid, such interest will be offset against the amount of such accrued but unpaid dividends.

       Under the terms of a Stock Purchase Agreement dated December 1, 1997, the Chief Operating Officer of the Company has agreed to purchase 20,000 shares of Series A Convertible Preferred Stock for $100,000 on or before the closing of the Company's Park Lane Group acquisition. See Note 2.

       Under the terms of a Stock Purchase Agreement dated December 8, 1997, an existing shareholder of the Company has agreed to purchase 780,000 shares of Series D Convertible Preferred Stock for $3,900,000 on or before the closing of the merger with Faircom discussed in Note 2.

8.     INCOME TAXES:

       The Company recorded no income tax expense or benefit for the years ended December 31, 1997 and 1996.

       Components of the Company's deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                                                                           1997             1996

        Deferred tax assets:
           Federal and state net operating loss carryforward                          $       465,219   $       -
           Accounts receivable                                                                 27,844           -
           Other miscellaneous accruals                                                        33,220           -
                                                                                      ----------------  ----------------
                                                                                              526,283           -
        Valuation allowance                                                                  (430,360)          -
                                                                                      ----------------  ----------------
                                                                                               95,923           -
        Deferred tax liabilities:
         Depreciation                                                                       (95,923)            -
                                                                                      ----------------  ----------------

             Net                                                                      $       -         $       -
                                                                                      ================  ================

       The Company has cumulative federal and state tax loss carryforwards of approximately $1,163,000 at December 31, 1997. The loss carryforwards will expire in the year 2012.


9.     NOTES PAYABLE:

       Notes payable at December 31, 1997 consists of the following:

         Promissory note                                                             $    6,000,000
         Promissory note                                                                  1,500,000
                                                                                     ---------------

                                                                                     $    7,500,000
                                                                                     ===============

       In connection with the acquisition of radio station KCBQ (AM), the Company issued to the seller a promissory note for $6,000,000, which is collateralized by the assets of the station. See Note 2. The note matures on the earlier of June 6, 2002 or upon the sale of the KCBQ (AM) assets to a third party. The note does not bear interest prior to the maturity date, as defined. Interest on the unpaid principal after maturity bears interest at 10%. As discussed in Note 6, the Company is currently negotiating the terms of a definitive agreement to sell KCBQ (AM) to an unrelated third party. As a result, the unpaid principal balance of $6 million has been classified as a current liability at December 31, 1997 in the accompanying Consolidated Balance Sheet.

       In connection with the acquisition of an option to acquire radio station WSSP (FM), the Company issued a 5 year term promissory note for $1.5 million to a third party. The terms of the promissory note obligate the Company to pay the lesser of the principal amount of the note or the proceeds from a sale of the option to acquire WSSP(FM). The note is collateralized by the Company's option to acquire WSSP (FM) and matures on the earlier of December 3, 2002 or upon the sale of the WSSP (FM) assets to a third party. The note does not bear interest prior to the maturity date, as defined. Interest on the unpaid principal after maturity bears interest at 10%. Because the Company is currently searching for a buyer of its option to acquire WSSP (FM), the unpaid principal balance of $1.5 million has been classified as a current liability at December 31, 1997 in the accompanying Consolidated Balance Sheet. See Note 2.


10.    BANK CREDIT FACILITY:

       In November 1997, the Company entered into an agreement with a group of lenders (the "Credit Agreement") which provides for a senior reducing revolving credit facility with a commitment of up to $55,000,000 expiring in March 2005 (the "Revolver"). The Credit Agreement is available for working capital and acquisitions, including related acquisition expenses. In addition, the Company may request from time to time that the lenders issue Letters of Credit in accordance with the same provisions as the Revolver. At December 31, 1997, no revolving loans were outstanding under the Credit Agreement.


       The Credit Agreement requires that the commitment under the Revolver be reduced quarterly for each of the four quarters in the period ending December 31, 1999 and by increasing quarterly amounts thereafter, and, under certain circumstances, requires mandatory prepayments of any outstanding loans and further commitment reductions. The indebtedness of the Company under the Credit Agreement is collateralized by liens on substantially all of the assets of the Company and its operating and license subsidiaries and by a pledge of the operating and license subsidiaries' stock, and is guaranteed by those subsidiaries. The Credit Agreement contains restrictions pertaining to the maintenance of financial ratios, capital expenditures, payment of dividends or distributions of capital stock and incurrence of additional indebtedness.

       Interest under the Credit Agreement is payable, at the option of the Company, at alternative rates equal to the LIBOR rate (5.75% at December 31, 1997) plus 1.25% to 2.50% or the base rate announced by the Bank of Montreal plus 0% to 1.25%. The spreads over the LIBOR rate and such base rate vary from time to time, depending upon the Company's financial leverage. The Company will pay quarterly commitment fees equal to 3/8% to 1/2% per annum, depending upon the Company's financial leverage, and the aggregate unused portion of the aggregate commitment under the Credit Agreement. The Company also is required to pay certain other fees to the agent and the lenders for the administration of the facilities and the use of the credit facility. At December 31, 1997, the Company had paid nonrefundable fees totaling approximately $275,000 which are classified as other assets in the accompanying Consolidated Balance Sheet. In addition, the Company is committed to pay the remaining facility fee in the amount of approximately $500,000 upon the completion of the merger between the Company and Faircom. See Note 2.

11.    LEASES:

       The Company and its subsidiaries lease certain equipment and facilities used in their operations. Future minimum rentals under all noncancelable operating leases as of December 31, 1997 are payable as follows, including lease commitments under fine brokerage agreements.

       1998                                      $    557,208
       1999                                           185,594
       2000                                           104,210
       2001                                            96,135
       2002                                            47,868
       Thereafter                                     120,799



       Rental expense was approximately $214,692 and $0 for the years ended December 31, 1997 and 1996, respectively, including lease rental payments under time brokerage agreements.


12.    EMPLOYEE BENEFIT PLAN

       On December 15, 1997 the Company adopted a 401(k) plan effective January 1, 1997 which covers all eligible employees. The Company may make a matching contribution in any year at the discretion of the Board of Directors. The Company did not make any such contributions in 1997.

13.    RECENT PRONOUNCEMENTS:

       In June, 1997 the Financial Accounting Standards Board issued Statement No. 130 (SFAS 130), Reporting Comprehensive Income. SFAS 130 establishes standards of disclosure and financial statement display for reporting total comprehensive income and its individual components. It is effective for the Company in 1998.


14.    SUBSEQUENT EVENTS:

       In January 1998, the Board of Directors of the Company adopted the Regent Communications, Inc. 1998 Management Stock Option Plan (the "1998" Plan). The 1998 Plan provides for the issuance of up to 2,000,000 common shares in connection with the issuance of nonqualified and incentive stock options and eligibility is determined by the Company's Board of Directors. The exercise price of the options is to be not less than the fair market value at the grant date, except for any 10% owner (as defined), for whom the option share price must be at least 110% of fair market value at the grant date. The options expire no later than ten years from the date of grant, or earlier in the event a participant ceases to be an employee of the Company. The Company intends to apply the provisions of APB Opinion 25, "Accounting for Stock Issued to Employees," in accounting for the 1998 Plan. Under APB 25, no compensation expense is recognized for options granted to employees at exercise prices which are equal to the fair market value of the underlying common stock at the grant date.

       In February 1998 and effective upon consummation of the Faircom merger, the Board of Directors authorized a grant of incentive stock options to the Chief Executive Officer and Chief Operating Officer of the Company. The options will provide the holders with the right to acquire up to 733,333 shares of the Company's common stock at an expected price per share of $5.00. Of these options, that portion providing for the purchase of shares having a total fair market value on the grant date of $1 million will be exercisable by each holder in equal 10% increments beginning on the grant date and on each of the following nine anniversary dates of the grants. The balance of the options will be exercisable in equal one-third increments at the end of each of the first three years following the grant. All options expire on February 28, 2008.



       ADDITIONAL UNAUDITED ITEMS:

       In March 1998, Waller-Sutton Media Partners, L.P. ("Waller-Sutton") entered into a commitment letter with Regent which provides for the investment by Waller-Sutton, subject to negotiation of definitive agreements and the satisfaction of certain conditions, of at least $11,500,000 in convertible preferred stock of Regent. This investment would consist of the purchase from Regent of $10,000,000 of its Series F Preferred Stock and the acquisition from Blue Chip Capital Fund II, L.P. and Miami Valley Venture Fund, L.P. of $1,500,000 in principal amount of Class A and Class B Faircom Subordinated Notes that would be converted to Faircom Common Stock and exchanged for Series C Preferred Stock in the Faircom Merger. Waller-Sutton would receive, as part of this investment, warrants to purchase 820,000 shares of Regent Common Stock at an exercise price of $5.00 per share. Waller-Sutton has reserved the right to assign up to $3,500,000 of its investment commitment and an unspecified portion of its warrant rights to partners or affiliates of Waller-Sutton and/or other purchasers of Series F Preferred Stock and to so reduce its investment commitment in respect of the first $3,500,000 of Series F Preferred Stock purchased by others. One of the conditions precedent to Waller-Sutton investment in Regent is the consummation of the Faircom Merger. Upon making its investment, Waller-Sutton will have the right to elect two members to Regent's Board of Directors.

       The Waller-Sutton commitment letter provides that the terms of the Series F Preferred Stock to be acquired by it will include the right of the holders to require Regent to repurchase the Series F Preferred Stock at any time after five years at a price equal to the greater of its fair market value or the sum of its stated value of $5.00 per share and all accrued but unpaid dividends thereon (as well as any warrants held by such holders at a price equal to the fair market value of the Regent Common Stock less the exercise price). Holders of the Series A, Series B and Series D Preferred Stock would have similar "put" rights only if the holders of the Series F Preferred Stock were to exercise their "put" rights. The Series C and Series E Preferred Stock will not have these tag-along "put" rights.


       In order to induce River Cities Capital Fund Limited Partnership ("River Cities"), as a holder of Regent's Series A Preferred Stock, to approve the Faircom Merger, Regent agreed to issue to River Cities, upon consummation of the Faircom Merger, five-year warrants to purchase 80,000 shares of Regent Common Stock at an exercise price of $5.00 per share. R. Glen Mayfield, a member of Regent's Board of Directors, serves as the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities.

       In order to induce General Electric Capital Corporation ("GE Capital"), as a holder of Regent's Series B Preferred Stock, to approve the addition of mandatory conversion rights to the terms of the Series B Preferred Stock in conjunction with issuance of the Series F Preferred Stock, Regent has agreed to issue to GE Capital, upon issuance of the Series F Preferred Stock, warrants to purchase 50,000 shares of Regent Common Stock at an exercise price of $5.00 per share. It is contemplated the terms of these warrants will be substantially the same as those which are to be issued to River Cities upon consummation of the Faircom Merger.

                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
The Park Lane Group
Menlo Park, California

We have audited the accompanying consolidated balance sheets of The Park Lane Group and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Park Lane Group and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


Coopers and Lybrand L.L.P.


Menlo Park, California
February 16, 1998

                      THE PARK LANE GROUP AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996

                                     -------


                                  ASSETS                                                       1996              1997
                                                                                          ---------------   ---------------

 Current assets:
    Cash and cash equivalents                                                             $      223,292    $      431,466
    Accounts receivable - trade, less allowance for doubtful accounts of
        $45,414 in 1997 and $62,375 in 1996                                                    1,292,543            53,009
    Prepaid expenses and other current assets                                                    100,201            83,474
                                                                                          ---------------   ---------------

            Total current assets                                                               1,616,036           567,949

 Property and equipment, net                                                                   3,156,578         2,502,766
 Intangible assets, net                                                                        6,515,270         5,937,566
                                                                                          ---------------   ---------------

               Total assets                                                               $   11,287,884    $    9,008,281
                                                                                          ===============   ===============

   LIABILITIES, REDEEMABLE PREFERRED STOCK, CONVERTIBLE
                    PREFERRED STOCK, COMMON STOCK AND
                          SHAREHOLDERS' DEFICIT

 Current liabilities:
    Accounts payable                                                                      $      547,675    $       94,513
    Accrued expenses:
       Compensation and related expenses                                                         163,679            86,432
       Interest                                                                                   69,556            45,508
       Other                                                                                      11,521           119,725
    Note payable to bank                                                                         650,800            70,526
    Notes payable to shareholders                                                                120,000           120,000
    Current portion, long-term debt                                                              253,809           760,964
                                                                                          ---------------   ---------------

            Total current liabilities                                                          1,817,040         1,297,668

 Long-term debt                                                                                6,353,299         5,607,199
                                                                                          ---------------   ---------------

               Total liabilities                                                               8,170,339         6,904,867
                                                                                          ---------------   ---------------

 Commitments (Note 6).

 Mandatorily redeemable Series B preferred stock, $0.01 par value:
    Authorized: 43,000 shares;
    Issued and outstanding:  42,805 shares in 1997 and 1996                                    4,187,127         5,231,150
    (Liquidation value:  $6,343,735 in 1997 and $5,384,004 in 1996)

 Mandatorily redeemable convertible Series C preferred stock, $0.01 par value:
    Authorized: 13,500 shares;
    Issued and outstanding:  12,021 in 1997 and none in 1996                                   1,165,849
    (Liquidation value:  $1,435,656 in 1997 and $1,301,917 in 1996)                                              1,327,101
                                                                                          ---------------   ---------------

 Convertible Series A preferred stock, $0.01 par value:                                        5,352,976         6,558,251
    Authorized:  6,117,945 shares;
    Issued and outstanding: 5,595,875 shares in 1997 and 1996                                  5,595,875         5,595,875
    (Liquidation value:  $5,595,875 in 1997 and 1996)

 Class B common stock, $0.01 par value:
    Authorized:  3,238,828 shares;
    Issued and outstanding:  3,238,821 shares in 1997 and 1996                                 1,163,612         1,163,612

 Class C common stock, $0.01 par value:
    Authorized:  1,350,000 shares;
    Issued and outstanding:  1,202,100 in 1997 and in 1996                                        80,915            80,915

 Class A common stock, $0.01 par value:
    Authorized:  15,000,000 shares;
    Issued and outstanding:  797,225 shares in 1997 and 758,944 shares in
        1996                                                                                     386,522           389,202
 Note receivable from shareholders                                                                     -            (2,680)
 Accumulated deficit                                                                          (9,462,355)      (11,681,761)
                                                                                          ---------------   ---------------

            Total convertible preferred stock, common stock and other
                shareholders' deficit                                                         (2,235,431)       (4,454,837)
                                                                                          ---------------   ---------------

               Total liabilities, redeemable preferred stock, convertible
                  preferred stock, common stock and shareholders' deficit                 $   11,287,884    $    9,008,281
                                                                                          ===============   ===============



   The accompanying notes are an integral part of these financial statements.

                      THE PARK LANE GROUP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              for the years ended December 31, 1997, 1996 and 1995

                                     -------



                                                                        1995               1996               1997
                                                                   ---------------   ----------------   ----------------

 Revenues                                                          $    8,752,202    $     8,927,500    $     6,602,650

 Less agency commissions                                                 (627,219)          (588,833)          (386,611)
                                                                   ---------------   ----------------   ----------------

 Net revenues                                                           8,124,983          8,338,667          6,216,039
                                                                   ---------------   ----------------   ----------------

 Operating expenses:



    Programming                                                         1,572,305          1,609,415            980,325

    Sales and promotion                                                 2,213,329          2,118,918          1,415,164

    Engineering                                                           379,988            403,686            264,246

    General and administrative                                          2,877,936          2,827,557          1,680,882

    Depreciation and amortization                                       1,277,833          1,494,636          1,421,198

    Corporate administrative expenses                                     879,652            670,177            746,878
                                                                   ---------------   ----------------   ----------------
    Total operating expenses                                            9,201,043          9,124,389           6,508,693


            Operating loss                                             (1,076,060)          (785,722)          (292,654)

 Interest expense                                                        (668,504)          (695,899)          (678,315)

 Other expense, net                                                        (4,850)            (4,850)           (43,162)
                                                                   ---------------   ----------------   ----------------

               Net loss before accretion                               (1,749,414)        (1,486,471)        (1,014,131)
                                                                   ---------------   ----------------   ----------------


 Dividends and accretion for redemption on mandatorily
     redeemable preferred stock                                          (556,337)        (1,154,436)        (1,205,275)
                                                                   ---------------   ----------------   ----------------

 Net loss available to common shareholders                         $   (2,305,751)    $     (332,035)    $   (2,219,406)
                                                                   ===============   ================   ================

 Shares used in basic per share calculation                             2,567,209          4,973,115          5,202,555
                                                                   ===============   ================   ================

 Shares used in diluted per share calculation                           2,567,209          4,973,115          5,202,555
                                                                   ===============   ================   ================

 Basic net loss per share                                          $        (0.90)    $        (0.07)    $        (0.43)
                                                                   ===============   ================   ================

 Diluted net loss per share                                        $        (0.90)    $        (0.07)    $        (0.43)
                                                                   ===============   ================   ================


   The accompanying notes are an integral part of these financial statements.

                      THE PARK LANE GROUP AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
              for the years ended December 31, 1997, 1996, and 1995

                                     -------


                                                                Series A                   Class A                  Class B
                                                             Preferred Stock            Common Stock             Common Stock
                                                         ------------------------    --------------------   ------------------------
                                                          Shares        Amount       Shares      Amount      Shares        Amount
                                                         ----------   -----------    -------    ---------   ---------    -----------

 Balances, January 1, 1995                                                           758,944    $ 386,522   1,067,152    $  477,803
    Issuance of class B common stock                                                                        1,361,965       631,307
    Preferred stock accretion
    Preferred stock dividend
    Net loss
                                                         ----------   -----------    -------    ---------   ---------    -----------

 Balances, December 31, 1995                                                         758,944      386,522   2,429,117     1,109,110
    Issuance of Class B common stock special delivery
        in connection with issuance of Series C stock                                                        809,704         54,502
        less $2,177 issuance costs
    Issuance of class C common stock
    Reclassification of Series A preferred stock to
        shareholders deficit due to removal of           5,595,875  $  5,595,875
        redemption requirement
    Preferred stock accretion
    Preferred stock dividend
    Net loss
                                                         ----------   -----------    -------    ---------   ---------    -----------

 Balances, December 31, 1996                             5,595,875      5,595,875    758,944     386,522    3,238,821     1,163,612
    Issuance of Class A Common Stock upon exercise of
        stock options in exchange for shareholder note                                38,281       2,680
    Preferred stock accretion
    Preferred stock dividend
    Net loss
                                                         ----------   -----------    -------    ---------   ---------    -----------

 Balances, December 31, 1997                             5,595,875    $ 5,595,875    797,225    $ 389,202   3,238,821    $1,163,612
                                                         ==========   ===========    =======    =========   =========    ===========


                                                                      Class C             Note
                                                                    Common Stock        Receivable
                                                                ---------------------     from          Accumulated
                                                                 Shares      Amount    Shareholders       Deficit         Total
                                                                ---------    --------  ------------    ------------   ------------

 Balances, January 1, 1995                                                                             $(6,824,569)   $(5,960,244)
    Issuance of class B common stock                                                                                      631,307
    Preferred stock accretion                                                                             (104,662)      (104,662)
    Preferred stock dividend                                                                              (451,675)      (451,675)
    Net loss                                                                                            (1,749,414)    (1,749,414)
                                                                                                       ------------   ------------

 Balances, December 31, 1995                                                                            (9,130,320)    (7,634,688)
    Issuance of Class B common stock special delivery
        in connection with issuance of Series C stock                                                                      54,502
        less $2,177 issuance costs
    Issuance of class C common stock                            1,202,100    $ 80,915                                      80,915
    Reclassification of Series A preferred stock to
        shareholders deficit due to removal of                                                                          5,595,875
        redemption requirement
    Preferred stock accretion                                                                            1,881,082      1,881,082
    Preferred stock dividend                                                                              (726,646)      (726,646)
    Net loss                                                                                            (1,486,471)    (1,486,471)
                                                                ---------    --------                  ------------   ------------

 Balances, December 31, 1996                                    1,202,100      80,915                   (9,462,355)    (2,235,431)
    Issuance of Class A Common Stock upon exercise of
        stock options in exchange for shareholder note                                   $ (2,680)                             -
    Preferred stock accretion                                                                             (216,650)      (216,650)
    Preferred stock dividend                                                                              (988,625)      (988,625)
    Net loss                                                                                            (1,014,131)    (1,014,131)
                                                                ---------    --------    ----------    ------------   ------------

 Balances, December 31, 1997                                    1,202,100    $ 80,915    $ (2,680)    $(11,681,761)   $(4,454,837)
                                                                =========    ========    ==========    ============   ============



   The accompanying notes are an integral part of these financial statements.

                      THE PARK LANE GROUP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1997, 1996, and 1995

                                     -------


                                                                       1995              1996               1997
                                                                   -------------     -------------      ------------
Cash flows from operating activities:
   Net loss                                                         $(1,749,414)      $(1,486,471)      $(1,014,131)
   Adjustments to reconcile net loss to net cash provided by
       (used in) operating activities:
      Depreciation                                                      631,113           794,982           779,839
      Amortization                                                      646,720           700,955           641,359
      Provision for (recovery of) doubtful accounts                     158,441           148,959           (16,961)
      Deferred interest on convertible note                              91,944           101,138           111,027
      Accounts receivable                                              (114,738)         (135,971)        1,256,495
      Prepaid expenses and other assets                                 133,611           (33,399)           16,727
      Accounts payable                                                       46            16,266          (453,162)
      Accrued expenses                                                  (38,272)              537            30,957
      Accrued interest                                                   25,167           (49,829)          (24,048)
                                                                    -----------       -----------       -----------

           Net cash provided by (used in) operating activities         (215,382)           57,167         1,328,102
                                                                    -----------       -----------       -----------

Cash flows from investing activities:
   Acquisition of radio stations                                     (3,163,963)                                  -
   Purchases of property and equipment                                 (189,079)         (211,612)         (126,027)
   Acquisition of other assets                                                                              (63,655)
                                                                    -----------       -----------       -----------

           Net cash used in investing activities                     (3,353,042)         (211,612)         (189,682)
                                                                    -----------       -----------       -----------

Cash flows from financing activities:
   (Payments on) borrowings under note payable to bank                  179,800           (16,000)         (580,274)
   Proceeds from issuance of convertible notes                          310,000
   Proceeds from issuance of Series A stock
   Proceeds from issuance of Series B stock                           3,318,685             5,920
   Proceeds from issuance of Series C stock                                               862,202
   Borrowings under long-term debt and capital leases                                                     3,840,721
   Principal payments on long-term debt and capital leases             (404,233)         (825,926)       (4,190,693)
                                                                    -----------       -----------       -----------

           Net cash provided by (used in) financing activities        3,404,252            26,196          (930,246)
                                                                    -----------       -----------       -----------

Net increase (decrease) in cash and cash equivalents                   (164,172)         (128,249)          208,174

Cash and cash equivalents, beginning of year                            515,713           351,541           223,292
                                                                    -----------       -----------       -----------

Cash and cash equivalents, end of year                              $   351,541       $   223,292       $   431,466
                                                                    ===========       ===========       ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING
    ACTIVITY
   Conversion of deferred interest to convertible note              $    91,944       $   101,138
   Conversion of convertible notes to Series A preferred stock      $    20,000
   Conversion of convertible notes to Series B stock                                  $   310,000
   Financing of acquisitions through notes payable                  $ 1,086,350

DISCLOSURE OF EQUITY ITEMS:
   Property and equipment acquired under capital leases             $   307,750       $   112,131

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
   Interest paid                                                    $   552,629       $   646,592       $   590,451


   The accompanying notes are an integral part of these financial statements.

                      THE PARK LANE GROUP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                     -------



 1.   Organization and Business:
      --------------------------

      The Park Lane Group and Subsidiaries (the Company or Park Lane) own and operate commercial radio stations in California and Arizona. The Company was formed in 1990 and through December 31, 1997, had acquired 16 stations in seven markets. The Company's subsidiaries include the following wholly owned entities: Park Lane Redding Radio, Inc., Park Lane Regency Radio, Inc., Park Lane Chico, Inc., Park Lane High Desert, Inc., Park Lane Northern Arizona, Inc.

      The Company's primary customers are local retailers and service providers who purchase advertising time to promote their goods and services. The Company's stations also receive a portion of their advertising revenues from regional and national advertisers such as fast food franchisers, banks, automotive suppliers and grocery chains who have local outlets in the Company's markets. No one advertiser at any of the Company's stations represents a material portion of the station's total advertising revenue or of accounts receivable in 1997, 1996 or 1995.

      In August 1997, the Company entered into an arrangement with Regent Communications, Inc. (Regent) for the acquisition of all of the outstanding capital stock of the Company (the acquisition). The transaction is subject to certain conditions before closing. There can be no assurance that the transaction will close. Effective August 17, 1997, the Company also entered into an operating agreement with Regent under which most of the operations of the Company's radio stations are managed by Regent and the Company receives a monthly fee based on their performance, subject to a guaranteed minimum.


 2.   Summary of Significant Accounting Policies:
      -------------------------------------------

         PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements of the Company include the accounts of the corporate office and of the radio stations KPPL, KTPI/KVOY, KSHA/KQMS, KAAA/KZZZ, KRLT/KOWL, KZGL, KFMF, KALF, KATJ/KROY and KVNA A/F. All significant intercompany accounts and transactions have been eliminated.

         USE OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


 2.   Summary of Significant Accounting Policies, continued:
      ------------------------------------------

         CASH EQUIVALENTS:

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         PROPERTY AND EQUIPMENT:

         Property and equipment are recorded at cost less accumulated depreciation. These assets are depreciated on a straight-line basis over their estimated useful lives of three to 25 years. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts and any gain or loss from disposal is included in the results of operations. Assets under capital leases are amortized over the lesser of their useful lives or the term of the lease.

         Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are charged to the asset accounts.

         INTANGIBLE ASSETS:

         Included in intangible assets are goodwill, FCC licenses, noncompete agreements and tower leases. Goodwill, which represents the excess of cost of purchased assets over their fair value at the date of acquisition, is amortized over 15 to 30 years. FCC licenses are amortized over 15 years. Noncompete agreements are amortized over the terms of the related agreements which range from six months to 10 years. Tower leases are amortized over the period of the related lease term, which range from seven to 25 years. Intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

         LONG-TERM INDEBTEDNESS:

         The fair value of the Company's long-term indebtedness is based upon estimates using standard pricing models that take into account the present value of future cash flows.

         REVENUE:

         Revenue from the sale of air time is recognized at the time the program or advertisement is broadcast. Income receivable under the operating agreement with Regent is recognized on an accrual basis.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


 2.   Summary of Significant Accounting Policies, continued:
      -------------------------------------------

         BARTER TRANSACTIONS:

         The Company participates in barter transactions in which advertising time is exchanged for goods or services. These exchanges are recorded at the fair market value of the goods or services received for the value of the advertising time provided, whichever is more clearly determinable. Revenues from barter transactions are recognized as income when advertisements are broadcast. Expenses are recognized when goods or services are received. Barter transactions totaled approximately $1,068,776, $1,088,884 and $741,978 in 1995, 1996, and
         1997, respectively.

         ADVERTISING COSTS:

         Advertising costs are expensed to operations as incurred. Advertising costs were $371,748, $751,770, and $519,271 for the years ended December 31, 1995, 1996, and 1997, respectively.

         INCOME TAXES:

         The Company accounts for income taxes using the liability method to calculate deferred income taxes. The realization of deferred tax assets under this method is based on historical tax positions and expectations about future taxable income. A valuation allowance has been provided for deferred tax asset amounts in excess of the amount that can be realized from existing taxable temporary differences.

         CONCENTRATIONS OF CREDIT RISK:

         The Company maintains its cash and short-term investments in deposits with one major U.S. bank; these deposits, therefore, bear the credit risk associated with these financial institutions.

         The Company's radio station customer base consists principally of businesses located in California and Arizona. Collateral, such as letters of credit and bank guarantees, are not generally required from customers. The Company maintains an allowance for potential credit losses associated with its trade accounts receivable.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------



 2.   Summary of Significant Accounting Policies, continued:
      ------------------------------------------

         CONCENTRATIONS OF CREDIT RISK, continued:

         Under the operating agreement with Regent, the Company's sole source of income since August 17, 1997 is from Regent Communications who are responsible for most of the operations of the Company's radio stations. The Company could be adversely affected by a deterioration in the financial position of Regent.

         EMPLOYEE STOCK PLANS:

         The Company accounts for its stock option plan in accordance with provisions of the Accounting Principles Board's Opinion No. 25 (APB
         25), "Accounting For Stock Issued to Employees." In 1995, the Financial Accounting Standards Board released the Statement of Financial Accounting Standards No. 123 (FAS), "Accounting for Stock-Based Compensation." FAS 123 provides an alternative to APB 25. As allowed under FAS 123, the Company continues to account for its employee stock plan in accordance with the provisions of APB 25.

         RECENT PRONOUNCEMENT:

         In June 1997, the Financial Accounting Standards Board issued Statement No. 130 (SFAS), Reporting Comprehensive Income. SFAS 130 establishes standards of disclosure and financial statement display for reporting total comprehensive income and its individual components. It is effective for the Company's fiscal year 1998.

         Also in June 1997, the Financial Accounting Standards Board issued Statement No. 131 (SFAS 131), Disclosures About Segments of an Enterprise and Related Information. SFAS 131 changes current practice under SFAS 14 by establishing a new framework on which to base segment reporting (referred to as the management approach) and also requires interim reporting of segment information. It is effective for the Company's fiscal year 1998.

         The Company is studying the implications of these new statements and the impact of their implementation on the financial statements.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------



 3.   Balance Sheet Detail:
      ---------------------

      Property and equipment consists of the following:

                                                                            December 31,
                                                                 -----------------------------------
                                                                       1996               1997
                                                                 ----------------   ----------------

 Land and buildings                                              $       960,507    $       975,564
 Transmitter equipment                                                 1,332,770          1,359,972
 Studio and technical equipment                                        1,812,033          1,912,017
 Tower and antenna systems                                               415,901            415,901
 Office furniture and equipment                                          720,057            738,106
 Other                                                                   175,980            141,715
                                                                 ----------------   ----------------

                                                                       5,417,248          5,543,275
 Less accumulated depreciation and amortization                       (2,260,670)        (3,040,509)
                                                                 ----------------   ----------------

                                                                 $     3,156,578    $     2,502,766
                                                                 ================   ================

      The Company leases property and equipment under capital lease agreements (See Note 6). Leased assets included above are as follows:

                                                                               December 31,
                                                                    -----------------------------------
                                                                          1996               1997
                                                                    ----------------   ----------------

    Equipment under capital leases                                  $       647,516    $       530,135
    Less accumulated amortization                                          (388,505)          (278,483)
                                                                    ----------------   ----------------

                                                                    $       259,011    $       251,652
                                                                    ================   ================

      Intangible assets consists of the following:

                                                                                December 31,
                                                                     -----------------------------------
                                                                           1996               1997
                                                                     ----------------   ----------------

    Goodwill and other                                               $     6,447,237    $     6,510,892
    Noncompete agreements                                                    772,015            772,015
    FCC licenses                                                           1,846,950          1,846,950
                                                                     ----------------   ----------------

                                                                           9,066,202          9,129,857
    Less accumulated amortization                                         (2,550,932)        (3,192,291)
                                                                     ----------------   ----------------

                                                                     $     6,515,270    $     5,937,566
                                                                     ================   ================


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


 4.   Note Payable to Bank:
      ---------------------

      The Company has a revolving line of credit with a bank to borrow up to $800,000 at an annual rate of prime plus 1.50% (payable monthly) based on a percentage of certain radio stations' eligible receivables. At December 31, 1997, $70,526 was outstanding under the line of credit. The revolving line of credit is subject to certain affirmative and negative covenants, including minimum broadcast cash flow requirements on a periodic basis.


 5.   Long-Term Debt and Notes Payable:
      ---------------------------------

         LONG-TERM DEBT:

         Long-term debt consists of the following:

                                                                            December 31,
                                                                  ----------------------------------
                                                                       1996               1997
                                                                  ---------------    ---------------

    Long-term notes payable                                       $    4,862,598     $    4,685,307
    9.875% promissory notes                                            1,124,163          1,235,190
    Capital leases (note 6)                                              423,612            312,070
    Other                                                                196,735            135,596
                                                                  ---------------    ---------------

                                                                       6,607,108          6,368,163
    Less current portion                                                (253,809)          (760,964)
                                                                  ---------------    ---------------

                                                                  $    6,353,299     $    5,607,199
                                                                  ===============    ===============

         Long-term notes payable at December 31, 1997, consist of a term loan with Michigan National Bank, and three notes payable of original principal amounts $310,000, $600,000 and $200,000, relating to the acquisition of radio stations KTPI/KVOY, KALF and KROY/KATJ.

         In March 1997, the Company entered into a refinancing arrangement with Michigan National Bank which facilitated the consolidation of certain of the Company's debt obligations. Under the arrangement, the Company borrowed $3,800,000 under a term loan facility. At December 31, 1997, $3,619,048 was outstanding under the term loan. The loan bears interest at LIBOR rate plus 2.75% to 3.75% depending on the leverage of the Company. The term loan is due in 84 monthly installments of $45,238, final payment due September 30, 2004.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


 5.   Long-Term Debt and Notes Payable, continued:
      --------------------------------

         LONG-TERM DEBT, continued:

         The $310,000 note bears interest at 8%, payable monthly. The principal is payable in monthly installments from July 1997 to June 2002 at the rate of 1/120 of the principal balance. The balance is due June 2002. The note is collateralized by substantially all of the assets of KTPI/KVOY. In connection with the refinancing discussed below, the note was made subordinate to the new term loan and line of credit received. At December 31, 1997, $294,819 was outstanding under the note.

         The $600,000 note bears interest at 8%, payable quarterly, and is due in quarterly installments from August 2000 to May 2005 at the rate of 1/40 of the principal balance. The balance is due May 2005. The note is collateralized by the assets of KALF, but subordinated to all senior indebtedness (present or future) of the Company.

         The $200,000 note bears interest at 8.50% interest, payable monthly, and is due in quarterly installments from February 1997 to May 2002 at the rate of 1/28 of the principal balance. The balance is due May 2002. The note is collateralized by the assets of KROY/KATJ, but subordinated to all senior indebtedness (present or future) of the Company. At December 31, 1997, $171,440 was outstanding under the note.

         Repayments of long-term debt, excluding capital leases, (Note 6) required over each of the years following December 31, 1997 consist of:

      1998                                        $      651,323
      1999                                             1,892,439
      2000                                               664,012
      2001                                               690,976
      2002                                               633,856
      Thereafter                                       1,523,487
                                                  ---------------

                                                  $    6,056,093
                                                  ===============

         The weighted average interest rate on short term borrowing as of December 31, 1997 was 8.5%


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


 5.   Long-Term Debt and Notes Payable, continued:
      --------------------------------

         SHAREHOLDER NOTES PAYABLE:

         In March 1994, the Company issued a 7% subordinated promissory note for $120,000, due to a shareholder, which is payable upon demand. Subject to approval of Series B preferred shareholders and certain performance criteria the noteholder has the option to demand payment of the notes with accrued interest on some future date to be determined by mutual agreement of the parties.

         In connection with a Series A convertible redeemable preferred stock issuance in 1993, the Company issued an $800,000, 9.875% subordinated promissory note. Interest is payable at the maturity date of the note. Total interest payable at December 31, 1997 was $435,190 included in the balance due under the note. The note has been treated as though due in fiscal 1999 since the Company's current projections do not allow for earlier redemption and as repayment is subject to the mutual agreement of BancBoston, the shareholders and the Company under the terms of the Inter-Investor Agreement dated October 3, 1994.


6.    Lease Commitments:
      ------------------

      The Company leases various facilities and equipment under noncancelable operating leases expiring through 2015. Certain operating leases are renewable at the end of the lease term. Future minimum lease payments under noncancelable operating leases and capital leases are as follows:

                                                                Capital           Operating
                                                                Leases             Leases
                                                            ----------------   ----------------

 1998                                                       $       131,951    $       333,837
 1999                                                               109,309            237,969
 2000                                                                75,124            139,299
 2001                                                                34,575            121,963
 2002                                                                 5,201            108,564
 Thereafter                                                                            295,652
                                                            ----------------   ----------------

 Total minimum lease payments                                       356,160    $     1,237,284
                                                                               ================
 Less amount representing future interest                          (44,090)
                                                            ----------------

 Present value of minimum capital lease payments                    312,070
 Current portion                                                    109,641
                                                            ----------------

                                                            $       202,429
                                                            ================


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


6.    Lease Commitments, continued:
      -----------------

      Rent expense was approximately $394,340, $434,403, and $288,642 for the years ended December 31, 1995, 1996 and 1997, respectively. In 1997 the Company entered into an operating agreement with Regent (Note 1) under which the Company receives reimbursement for certain ongoing rental expenses.


7.    Capital Stock:
      --------------

         SERIES C FINANCING:

         On January 5, 1996, the Company entered into a Securities Purchase Agreement with Nazem & Company III, L.P. (Nazem), BancBoston Ventures, Inc. (BancBoston) and certain other investors that provided for up to $1,363,500 in equity capital. The Company amended its Articles of Incorporation effective December 22, 1995 to authorize the issuance of Series C mandatorily redeemable convertible preferred stock and Class C common stock which are the securities that were sold to the investors listed above. A Series C unit is comprised of one share of Series C mandatorily redeemable convertible preferred stock and one hundred shares of Class C common at a rate of $101 per unit. The Series C financing also resulted in the Series A class of preferred stock being reclassified as no longer redeemable at the option of the holder. Accordingly, amounts previously accreted to the carrying value of the stock of $2,074,163 were reversed to reduce the Series A preferred carrying value to the redemption value of the issue in the year ended December 31, 1996.

         Certain terms and conditions of the Series B Securities Purchase Agreement with BancBoston were also amended. The rights and preferences of the Series B shares discussed below have been updated to reflect the amended terms. In addition, under the terms of the BancBoston agreement 809,704 shares of Class B common stock were issued in conjunction with the first closing of the Series C financing on January 5, 1996 at a price of $0.01 per share.

         COMMON STOCK:

         The Class B common stock has special voting rights which provide that the Company shall not, without first obtaining the approval of a majority of the then outstanding shares of Class B common stock, (i) amend or supplement the Articles of Incorporation, (ii) merge, consolidate, liquidate, or dissolve the Company, (iii) declare a dividend on Series A convertible preferred, or (iv) purchase the shares of capital stock of the Company, except in connection with the Company's 1992 Stock Option Plan and the Series A convertible preferred agreements.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


7.    Capital Stock, continued:
      -------------

         COMMON STOCK, continued:

         The holders of Class B common stock also have the right to elect that the Company purchase their shares of common stock, on or after September 30, 2000 or earlier upon the occurrence of certain events of default, at a price defined as the greater of fair market value or the Formula Value per Share (as defined in the Series B Securities Purchase Agreement). The Company has the right to elect to purchase all the outstanding shares of Class B common stock, at any one time after September 30, 2002, at the same price as specified above. The holders of Class B common stock have the option at any time to convert outstanding shares into Class A common shares on a one-for-one basis. At December 31, 1997, 3,238,821 shares of Class A common stock had been reserved for conversion. The Class B common shareholders also have certain demand registration rights.

         Holders of Class C common - (1) have the right to elect that the Company purchase their shares of common stock, on or after September 30, 2000, at a price defined as the greater of fair market value or the Formula Value per Share (as defined in the Series C Securities Purchase Agreement), and (2) have the right to convert outstanding shares of Class C common to Class A common on a one-for-one basis. At December 31, 1997, 1,202,100 shares of Class A common stock had been reserved for conversion.

         In connection with the closing of the acquisition of the Company by Regent only, common stock holders have agreed to waive certain of these rights.

         PREFERRED STOCK:

         The Company's preferred stock terms and values at December 31, 1997 are listed below:

                                                                                   Class A
                                                                                   Common
                                                                                  Reserved
                                             Authorized        Outstanding           for
                                               Shares            Shares          Conversion
                                            --------------    --------------    --------------

      Series A preferred                        6,117,945         5,595,875         5,595,875
      Series B preferred                           43,000            42,805
      Series C preferred                           13,500            12,021
                                            --------------    --------------    --------------

                                                6,174,445         5,650,701         5,595,875
                                            ==============    ==============    ==============



                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


7.    Capital Stock, continued:
      -------------

         PREFERRED STOCK, continued:

         The holders of the Series A convertible preferred stock have certain demand registration rights commencing six months following the effective date of an underwritten initial public offering. The Company is prohibited from issuing any shares of any class of stock, other than the investor securities to be issued in accordance with the Series C Securities Purchase Agreement and shares in respect of the outstanding warrants and the Company's 1992 Stock Option Plan, so long as any shares of Series B redeemable preferred, or at least 55% of the Class B common remain outstanding. Once this limitation on issuing capital stock has been eliminated, the holders of the Series A convertible preferred stock have rights of first refusal to purchase new securities. As discussed above, the redemption rights of the Series A preferred stock were removed in conjunction with the Series C financing. Other rights are discussed below.

         The Series B mandatorily redeemable preferred stockholders have special voting rights which provide that the Company shall not, without first obtaining the approval of the majority of the shareholders of the then outstanding shares of Series B preferred, (i) create any new class of stock having a preference over Series B preferred, (ii) amend or repeal the Company's Articles of Incorporation, or (iii) purchase, redeem, or retire any shares of the capital stock ranking junior to the Series B redeemable preferred.

         The holders of the Series B preferred shares are entitled to receive dividends at a rate of $15 per share per annum. All dividends are cumulative and accrue, whether or not declared. When and if no shares of Series B or Series C preferred remain outstanding, the holders of the outstanding Series A convertible preferred stock are entitled to receive noncumulative dividends of $0.08 per share per annum, which are in preference to any common stock dividends, whenever funds are legally available and when and if declared by the Board of Directors.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


7.    Capital Stock, continued:
      -------------

         PREFERRED STOCK, continued:

         The holders of Series B preferred shares have a liquidation preference of an amount equal to $100 per share plus any accrued but unpaid dividends thereon, before any payment shall be made in respect of the Series C mandatorily redeemable convertible preferred stock, the Series A convertible preferred stock or the common stock. After payment to the holders of Series B and Series C preferred stock, the holders of the Series A preferred stock have liquidation preferences of an amount equal to the original issue price of $1.00 per share plus any declared and unpaid dividends thereon, before any payment shall be made in respect to the common stock. Upon completion of the distribution described above, all remaining assets of the Company shall be distributed to all holders of common stock on a pro rata basis dependent upon the number of shares of common stock held. In certain situations specified in the Amended and Restated Articles of Incorporation, a consolidation or merger of the Company or sale of all or substantially all of its assets may be deemed to be a liquidation for purposes of the liquidation preferences.

         The Company shall redeem all of the Series B mandatorily redeemable preferred stock outstanding on September 30, 2001, in the amount of $100 per share plus any accrued but unpaid dividends thereon. Any time after September 30, 1999, the Company may at its option redeem all, but not less than all, of the Series B preferred shares outstanding at the redemption price stated above.

         Holders of Series C mandatorily redeemable convertible preferred stock
         - (1) have the right to convert their number of shares held into shares (or other units) of any subsequent securities as may be issued by the Company in the first transaction occurring after January 5, 1996, 2) have special voting rights identical to the rights described below for the Series B redeemable preferred shares, 3) are entitled to receive dividends at a rate of $10 per share per annum which are cumulative and accrue, whether or not declared, 4) have a liquidation preference of an amount equal to $100 per share plus any accrued but unpaid dividends thereon, before any payment shall be made in respect of the Series A convertible preferred stock or the common stock, and 5) have a mandatory redemption feature which requires the Company to purchase all of the shares of the Series C preferred stock outstanding on September 30, 2001, in the amount of $100 per share plus any accrued but unpaid dividends thereon.

         The Company is accreting the expected redemption value of Series B and Series C preferred stock over the period ending when redemption is estimated to occur.

         In connection with the closing of the acquisition of the Company by Regent only, preferred stock holders have agreed to waive certain of these rights.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


7.    Capital Stock, continued:
      -------------

         STOCK OPTIONS, continued:

         Under the Company's 1992 Stock Option Plan (the Plan), a total of 1,800,000 shares of Class A common stock have been reserved for issuance to employees, officers, directors and consultants. Incentive stock options to purchase shares of the Company's common stock under the Plan may be granted at not less than 100% of the fair value of the stock as determined by the Board of Directors, on the date granted. The options generally have a term of ten years and are generally exercisable either immediately or over periods of up to four years, as determined by the Board of Directors.

         Activity in the Company's stock option plan consists of the following:

                                             Options
                                            Available      Options         Exercise
                                            for Grant    Outstanding        Price          Amount
                                            ----------   -------------   -------------   ------------

      Balances, December 31, 1994             257,882       1,530,000    $0.50-$0.55     $   810,000
         Options granted                     (140,000)        140,000       $0.50             70,000
         Options canceled                     150,000        (150,000)      $0.50            (75,000)
                                            ----------   -------------                   ------------

      Balances, December 31, 1995             267,882       1,520,000    $0.50-$0.55         805,000
         Options granted                     (822,882)        822,882       $0.07            145,250
         Options canceled                     717,882        (717,882)   $0.07-$0.55        (836,500)
                                            ----------   -------------                   ------------

      Balances, December 31, 1996             162,882       1,625,000       $0.07            113,750
         Options canceled                     121,719        (121,719)      $0.07             (8,520)
         Options exercised                          -         (38,281)      $0.07             (2,680)
                                            ----------   -------------                   ------------

      Balances, December 31, 1997             284,601       1,465,000       $0.07        $   102,550
                                            ==========   =============                   ============

         The options outstanding and currently exercisable by exercise price at December 31, 1997 are as follows:

                                                                               Options Currently
                             Options Outstanding                                  Exercisable
      -------------------------------------------------------------------   -------------------------
                                                 Weighted
                                                 Average       Weighted                    Weighted
                                                Remaining       Average                     Average
            Exercise              Number       Contractual     Exercise        Number      Exercise
              Price             Outstanding       Life           Price       Exercisable     Price
      ----------------------    ------------   -----------     ----------   ------------   ----------


              $0.07               1,465,000        6.03          $0.07        1,165,417      $0.07

                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


7.    Capital Stock, continued:
      -------------

         PRO FORMA COMPENSATION EXPENSE, continued:

         During 1996 and following the dilution to holders of Series A common stock caused by the Series C financing described above, the Company repriced all of the outstanding stock options to a revised fair value of $0.07. All unexercised options were effectively canceled and regranted. No other terms of the options were altered.

         The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the Plan. Had compensation cost for the Plans been determined based on the fair value at the grant date for awards in 1997, 1996 and 1995 consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been reduced to the proforma amounts as follows:

                                                                    Year Ended December 31,
                                                       --------------------------------------------------
                                                            1995              1996             1997
                                                       ---------------   ---------------  ---------------

      Net loss - as reported                           $    1,749,414    $    1,486,471   $    1,014,131
                                                       ===============   ===============  ===============

      Net loss - proforma                              $    1,752,908    $    1,504,018   $    1,018,631
                                                       ===============   ===============  ===============

      Basic and diluted net loss - as reported         $        (0.90)   $        (0.07)  $        (0.43)
                                                       ===============   ===============  ===============

      Basic and diluted net loss - proforma            $        (0.90)   $        (0.07)  $        (0.43)
                                                       ===============   ===============  ===============

         The fair value of each option grant was estimated on the date of grant using the minimum value method with the following weighted average assumptions:

               Risk-free interest rate                   6.28%
               Expected life (years)                       4
               Expected dividends                         none
               Expected volatility                        zero

         The weighted average expected life was calculated based on the vesting period and the exercise behavior. The risk-free interest rate was calculated in accordance with the grant date and expected life calculated for each subgroup.


                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


7.    Capital Stock, continued:
      -------------

         WARRANTS:

         The Company has issued warrants to purchase Series A preferred stock at $1.00 per share as follows:

    Number               Aggregate                               Exercise
  of Shares                Price                                  Period
 -------------          -------------                  -------------------------

       63,000           $     63,000                   Through February 1998
       42,000                 42,000                   Through March 1998
       22,500                 22,500                   Through April 1998
      240,000                240,000                   Through May 1998
       75,195                 75,195                   Through March 1999
       45,000                 45,000                   Through August 1999
       34,375                 34,375                   Through November 2002
 -------------          -------------

      522,070           $    522,070
 =============          =============

      The holders of these warrants have agreed not to exercise their purchase rights in conjunction with the acquisition of the Company by Regent only.



                                  Continued

                      THE PARK LANE GROUP AND SUBSIDIARIES

                                     -------


8. Net income (loss) per share:
   ----------------------------

      The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") effective December 31, 1997. SFAS 128 requires the presentation of basic and diluted net income (loss) per share. Basic net income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for that period. Diluted income (loss) per share is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental common shares issuable upon exercise of stock options and warrants, and conversion of preferred stock for all periods. All prior period net income (loss) per share amounts have been restated to comply with SFAS 128.

                                                                           Year ended December 31,
                                                              -----------------------------------------------
                                                                 1995              1996               1997
                                                              -----------       -----------       -----------

RECONCILIATION OF NET LOSS AVAILABLE TO COMMON
    STOCKHOLDERS USED IN BASIC AND DILUTED PER SHARE
    CALCULATIONS:

Net loss before accretion                                     $(1,749,414)      $(1,486,471)      $(1,014,131)

Dividends and accretion for redemption on mandatorily
    redeemable preferred stock                                   (556,337)        1,154,436        (1,205,275)
                                                              -----------       -----------       -----------

Net loss available to common stockholders for basic and
    diluted net loss per share                                $(2,305,751)      $  (332,035)      $(2,219,406)
                                                              ===========       ===========       ===========

RECONCILIATION OF SHARES USED IN BASIC AND DILUTED PER
    SHARE CALCULATIONS:

Basic net loss per share

   Weighted average shares of common stock outstanding          2,567,209         4,973,115         5,202,555
                                                              -----------       -----------       -----------

   Shares used in basic net loss per share calculation          2,567,209         4,973,115         5,202,555
                                                              ===========       ===========       ===========

      Basic net loss per share                                     ($0.90)           ($0.07)           ($0.43)
                                                              ===========       ===========       ===========

Diluted net loss per share
   Weighted average shares of common stock outstanding          2,567,209         4,973,115         5,202,555
   Dilutive effect of stock options and warrants                        -                 -                 -
   Dilutive effect of convertible preferred stock                       -                 -                 -
                                                              -----------       -----------       -----------

   Shares used in diluted net loss per share calculation        2,567,209         4,973,115         5,202,555
                                                              ===========       ===========       ===========

      Diluted net loss per share                                   ($0.90)           ($0.07)           ($0.43)
                                                              ===========       ===========       ===========

                      THE PARK LANE GROUP AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                     -------


9     Income Taxes:
      -------------

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:

                                                              1996             1997
                                                         -------------     -------------

Deferred tax assets:
   Accounts receivable, principally due to allowance
       for doubtful accounts                              $    25,000       $    18,000
   Net operating loss carryforwards                         2,448,000         2,730,000
   Accrued liabilities                                         19,000            35,000
   Other                                                        2,000                 -
                                                          -----------       -----------

        Total deferred tax assets                           2,494,000         2,783,000

Deferred tax liabilities - property, plant and
    equipment, principally due to differences in             (104,000)          (96,000)
    depreciation
Valuation allowance                                        (2,390,000)       (2,687,000)
                                                          -----------       -----------

           Net deferred taxes                            $          -     $           -
                                                          ===========       ===========

      The change in the valuation allowance was an increase in the allowance of $543,000, $539,000 and $297,000 in 1995, 1996 and 1997, respectively.

      The Company's effective tax rate in 1997 differs from the statutory federal income tax rate as follows:

                                                       1995        1996         1997
                                                     ---------   ---------    --------

    Income tax benefit at statutory rate             (34.0)%     (34.0) %     (34.0)%
    Net operating loss not benefited                  34.0         34.0        34.0
                                                     ------      -------      ------

    Effective tax rate                                   - %          - %         - %
                                                     ======      =======      ======

      The Company has approximately $7,300,000 and $3,000,000 of federal and state net operating loss carryforwards available to reduce future taxable income, respectively. These carryforwards generally expire by 2010 for federal purposes and 1999 for state purposes, if not utilized, and represent the losses incurred subsequent to May 1992, the date the Company began operations as a Subchapter C corporation.

      The Tax Reform Act of 1986 substantially changed the rules relative to net operating loss and tax credit carryforwards in the case of an "ownership change" of a corporation. Any ownership change, as defined, may restrict utilization of carryforwards.

INDEPENDENT AUDITORS' REPORT


Alta California Broadcasting, Inc.


We have audited the accompanying consolidated balance sheet of Alta California Broadcasting, Inc. (a wholly-owned subsidiary of Redwood Broadcasting, Inc.) and subsidiary as of March 31, 1997 and the related consolidated statements of operations, stockholder's deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Alta California Broadcasting, Inc. and subsidiary as of March 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado
June 25, 1997 (October 10, 1997 as to the matter discussed in the second and third paragraphs of Note 9)

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                  MARCH 31,           DECEMBER 31,
                                                                                    1997                 1997
                                                                                                      (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                       $      37,754       $       11,261
Accounts receivable, net                                                              121,560              212,805
Receivable from related parties (Note 5)                                               38,286               28,738
Receivable from sale of stations (Note 2)                                             633,000
Prepaid expenses                                                                       10,807               16,113
                                                                                -------------       --------------
Total current assets                                                                  841,407              268,917

PROPERTY AND EQUIPMENT, net (Notes 3 and 6)                                           213,472              208,523
INTANGIBLE ASSETS, net (Note 4)                                                       996,584              935,933
NOTE RECEIVABLE (Note 2)                                                              200,000
OTHER ASSETS                                                                           37,963               45,530
                                                                                -------------       --------------
TOTAL                                                                           $   2,289,426       $    1,458,903
                                                                                =============       ==============

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Payable to Redwood Broadcasting, Inc. (Note 5)                                  $   1,292,025       $      624,113
Accounts payable                                                                      143,500              119,979
Accrued liabilities                                                                   194,365               46,617
Payables to related parties (Note 5)                                                   14,500               65,137
Bank borrowings (Note 6)                                                                                    78,804
Current portion of notes payable (Note 6)                                              34,517               36,781
Current portion of notes payable to related parties (Note 5)                           25,000               25,000
Capital lease obligations (Note 7)                                                     11,994
                                                                                -------------       --------------
Total current liabilities                                                           1,715,901              996,431

NOTES PAYABLE (Note 6)                                                                605,208              577,332
NOTES PAYABLE TO RELATED PARTIES (Note 5)                                             130,949               26,839
                                                                                -------------       --------------
Total liabilities                                                                   2,452,058            1,600,602
                                                                                -------------       --------------
COMMITMENTS (Note 7)

STOCKHOLDER'S EQUITY (DEFICIENCY)
Common stock, no par value; 1,000,000
    shares authorized; 30,000 shares issued
    and outstanding                                                                   225,000              225,000
Accumulated deficit                                                                  (387,632)            (366,699)
                                                                                -------------       --------------
Total stockholder's equity (deficiency)                                              (162,632)            (141,699)
                                                                                -------------       --------------
TOTAL                                                                           $   2,289,426       $    1,458,903
                                                                                =============       ==============

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                          NINE MONTHS ENDED
                                                                     YEAR ENDED              DECEMBER 31,
                                                                      MARCH 31,     -----------------------------
                                                                        1997            1996             1997
                                                                                     (UNAUDITED)      (UNAUDITED)

REVENUE
Broadcast revenue                                                 $      545,185    $     278,902   $      819,038
Less agency commissions                                                   37,268           22,964           74,739
                                                                  --------------    -------------   --------------

NET REVENUE                                                              507,917          255,938          744,299
                                                                  --------------    -------------   --------------

OPERATING EXPENSE
Selling, general and administrative                                      408,859          217,959          337,262
Broadcasting                                                             339,499          257,457          414,271
Depreciation and amortization                                            151,544           66,562           99,647
                                                                  --------------    -------------   --------------

Total                                                                    899,902          541,978          851,180
                                                                  --------------    -------------   --------------

LOSS FROM OPERATIONS                                                    (391,985)        (286,040)        (106,881)
                                                                  --------------    -------------   --------------

OTHER INCOME (EXPENSE)
Gain on sale of stations (Note 2)                                        678,206
Loss on sale of land (Note 2)                                            (80,000)         (80,000)
Interest expense                                                        (104,731)         (71,029)         (28,213)
Other income - net                                                        59,664           44,873          156,027
                                                                  --------------    -------------   --------------

Other income (expense), net                                              553,139         (106,156)         127,814
                                                                  --------------    -------------   --------------

NET INCOME (LOSS)                                                 $      161,154    $    (392,196)  $       20,933
                                                                  ==============    =============   ==============

NET INCOME (LOSS) PER
    COMMON SHARE                                                  $         5.37    $      (13.07)  $         0.70
                                                                  ==============    =============   ==============

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                                                    30,000           30,000           30,000
                                                                  ==============    =============   ==============

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------

                                                                                                         TOTAL
                                                 COMMON STOCK                                        STOCKHOLDER'S
                                            --------------------------        ACCUMULATED               EQUITY
                                             SHARES          AMOUNT             DEFICIT              (DEFICIENCY)

BALANCES,
    APRIL 1, 1996                              30,000     $    225,000       $    (548,786)        $      (323,786)
Net income                                                                         161,154                 161,154
                                           ----------     ------------       -------------         ---------------

BALANCES,
    MARCH 31, 1997                             30,000          225,000            (387,632)               (162,632)
Net income (unaudited)                                                              20,933                  20,933
                                           ----------     ------------       -------------         ---------------

BALANCES,
    DECEMBER 31, 1997
    (unaudited)                                30,000     $    225,000       $    (366,699)        $      (141,699)
                                           ==========     ============       =============         ===============

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                           NINE MONTHS ENDED
                                                                    YEAR ENDED                DECEMBER 31,
                                                                     MARCH 31,       ----------------------------
                                                                       1997               1996           1997
                                                                                       (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)                                                  $     161,154     $   (392,196)     $    20,933
Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
    Depreciation and amortization                                        151,544           66,562           99,647
    Gain on sale of stations                                            (678,206)
    Loss on sale of land                                                  80,000           80,000
    Changes in operating assets and liabilities:
       Accounts receivable                                               (46,998)         (19,041)         (91,245)
       Other current assets                                               (3,961)          40,012           (5,306)
       Accounts payable and accrued expenses                             (40,658)         (11,193)        (171,269)
       Other assets                                                       14,854          (78,109)          (7,567)
                                                                   -------------     ------------      -----------
Net cash used in operating activities                                   (362,271)        (313,965)        (154,807)
                                                                   -------------     ------------      -----------
INVESTING ACTIVITIES
Proceeds from sale of stations, net of commissions
    paid                                                                 588,333
Proceeds from sale of land                                               370,000          370,000
Purchases of station assets                                             (448,920)        (405,159)         (34,047)
Increase in receivable from sale of stations                                                               (17,000)
Collection of receivable from sale of stations                                                             850,000
                                                                   -------------     ------------      -----------
Net cash provided by (used in) investing activities                      509,413          (35,159)         798,953
                                                                   -------------     ------------      -----------
FINANCING ACTIVITIES
Proceeds from borrowings under related party notes                       273,675
Proceeds from borrowings under notes                                     170,000
Borrowings from (repayments to) Redwood Broadcasting, Inc.               651,257          775,516         (767,912)
Principal payments on notes to related parties                          (529,900)        (239,801)          (4,110)
Principal payments on notes                                             (445,275)        (286,975)         (25,612)
Decrease (increase) in net payable to related
    parties                                                             (215,481)         114,415           60,185
Payments on capital lease obligations                                    (13,664)         (10,014)         (11,994)
Proceeds from bank borrowings                                                                               78,804
                                                                   -------------     ------------      -----------
Net cash provided by (used in) financing
    activities                                                          (109,388)         353,141         (670,639)
                                                                   -------------     ------------      -----------
NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                             37,754            4,017          (26,493)
CASH AND CASH EQUIVALENTS,
    Beginning of period                                                 --                --                37,754
                                                                   -------------     ------------      -----------
CASH AND CASH EQUIVALENTS,
    End of period                                                  $      37,754     $      4,017      $    11,261
                                                                   =============     ============      ===========

                                                                                                        (continued)


See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                          NINE MONTHS ENDED
                                                                    YEAR ENDED                DECEMBER 31,
                                                                     MARCH 31,       ----------------------------
                                                                       1997               1996           1997
                                                                                       (UNAUDITED)    (UNAUDITED)

SUPPLEMENTAL NONCASH INVESTING
AND FINANCING ACTIVITIES
Promissory note received for sale of stations                      $     200,000
Receivable for sale of stations                                          633,000
Assumption of note payable to related party by
    Redwood Broadcasting, Inc. (Note 5)                                                               $    100,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                             $     103,577     $     93,320     $     48,282






                                                                                                        (concluded)

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ALTA CALIFORNIA BROADCASTING, INC. AND SUBSIDIARY
(A WHOLLY-OWNED SUBSIDIARY OF REDWOOD BROADCASTING, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION -- Alta California Broadcasting, Inc. (Alta) and its subsidiary, Northern California Broadcasting, Inc. (Northern) (collectively, the Company), operate in the radio broadcasting industry. Alta is a wholly-owned subsidiary of Redwood Broadcasting, Inc. (Redwood) which, in turn, is a majority-owned subsidiary of Redwood MicroCap Fund, Inc. (MicroCap). Organized for the purpose of acquiring and/or developing undervalued radio broadcasting properties located in small to medium sized markets, the Company has embarked upon an aggressive acquisition and development program and currently operates radio stations in Northern California.

         The accompanying financial statements for the year ended March 31, 1997 only include the operations of radio stations KRDG-FM and KNNN-FM. The accompanying financial statements for the nine months ended December 31, 1997 include the operations of radio stations KRDG-FM, KNNN-FM, KNRO-AM and KRRX-FM through October 10, 1997, at which time, Alta entered into an agreement to sell such stations and a Local Management Agreement (LMA) with the acquiror. The accompanying financial statements for the nine months ended December 31, 1996 include the operations of KRDG-FM and KNNN-FM (beginning in August 1996). See Notes 2 and 9.

         INTERIM FINANCIAL STATEMENTS -- The accompanying financial statements for the nine months ended December 31, 1996 and 1997 are unaudited. In management's opinion, the financial statements reflect all adjustments necessary for a fair presentation of the results of these periods, all adjustments being of a normal and recurring nature.

         PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Alta and its wholly-owned subsidiary, Northern. All significant intercompany accounts and transactions have been eliminated in consolidation.

         ACCOUNTS RECEIVABLE -- The Company maintains an allowance for doubtful accounts based upon the expected collectibility of all accounts receivable. At March 31, 1997, the allowance was $3,200.

         PROPERTY AND EQUIPMENT -- Property and equipment are recorded at fair value as of the date of acquisition of the related station or cost if purchased subsequently. Depreciation is provided on a straight line basis over the estimated useful lives of the assets as follow: buildings and improvements - 10 years; transmitter - 20 years; computer equipment - 3 years; and technical equipment and furniture and fixtures
         - 5 to 7 years. The recoverability of the carrying value of property and equipment is evaluated periodically in relation to the estimated value of the radio stations based on their operating performance and cash flows.

         INTANGIBLE ASSETS -- Intangible assets include the radio station purchase price allocations to license costs and the noncompete agreement. License costs are amortized over a period of 20 years and the noncompete agreement is amortized over the three-year period of the agreement. The recoverability of the carrying value of intangible assets is evaluated periodically in relation to the estimated value of the radio stations based on their operating performance and cash flows.

         REVENUE RECOGNITION -- The Company's primary source of revenue is the sale of air time to advertisers. Revenue from the sale of air time is recorded when the advertisements are broadcast.

         BARTER TRANSACTIONS -- Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized based on the fair value of the goods or services received when the advertisements are broadcast. Goods and services received are recognized when used.

         INCOME TAXES -- The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rate is recognized in the period that includes the enactment date.

         PER SHARE AMOUNTS -- Per share amounts are based upon the net income or loss applicable to common shares and upon the weighted average of common shares outstanding during the period.

         USE OF ESTIMATES -- The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         STATEMENT OF CASH FLOWS -- For purposes of the statement of cash flows, highly liquid investments, maturing within three months of acquisition, are considered to be cash equivalents.

         CONCENTRATIONS OF RISK -- Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and receivables. Also, the Company's radio stations broadcast in Northern California, which results in a risk to the Company due to the concentration in one geographic area.


2.       RADIO STATION ACQUISITIONS AND SALES

         The following radio station acquisitions and sales have been completed by Alta:

         KHSL AM/FM -- In 1994, Alta acquired radio stations KHSL-AM/FM licensed to Chico and Paradise, California, respectively. Subsequent to its acquisition by Alta, KHSL-AM changed its call letters to KNSN-AM.

         In March 1996, Alta entered into separate Asset Sale Agreements to sell the assets of both KNSN-AM and KHSL-FM, excluding a parcel of land, for $1,466,333. Simultaneously with signing the Asset Sale Agreements, Alta entered into a LMA with the purchaser until the sale closed on March 31, 1997, at which time the LMA terminated.

         Alta received $633,333 cash and a $200,000 promissory note, bearing interest at a rate of 7%. As of December 31, 1997, all amounts receivable from the sale of KHSL-AM/FM had been collected. A gain on the sale of $678,206 has been recorded in the accompanying statement of operations for the year ended March 31, 1997.

         Management believes that the fair values of its receivables relating to the sale of the stations are not materially different from their carrying values.

         In April 1996, the parcel of land was sold to an unrelated party for $370,000. A loss on the sale of $80,000 has been recorded in the accompanying statement of operations for the year ended March 31, 1997.

         KRDG-FM (F/K/A KHZL AND KCFM) -- In March 1995, Alta entered into a LMA with an option to purchase radio station KCFM-FM licensed to Shingletown, California, which began commercial broadcasting in August 1995. KCFM-FM primarily serves the Redding, California market. In September 1995, KCFM-FM changed its call letters to KHZL-FM. In July 1996, Alta completed the acquisition of KHZL-FM, thereby terminating the LMA. Alta paid $65,000 cash and issued a $155,000 promissory note as consideration for KHZL-FM (see Note 6). The acquisition was recorded using the purchase method and the $220,000 purchase price was recorded as license costs as no other assets of KHZL-FM were acquired. Effective September 27, 1996, Alta changed KHZL-FM's call letters to KRDG-FM.

         KNNN-FM -- In May 1996, Alta entered into an Asset Purchase Agreement to acquire KNNN-FM licensed to Central Valley, California. The Asset Purchase Agreement was subsequently assigned to Northern. KNNN-FM primarily serves the Redding, California market. In August 1996, Alta began operating KNNN-FM under a LMA pending approval of the transfer of ownership by the FCC. The purchase price for KNNN-FM was $825,000, $325,000 of which was paid in cash at closing, and the balance of which was in the form of a promissory note (see Note 6). Pursuant to the Asset Purchase Agreement, the seller of KNNN-FM agreed to not compete in the Redding, California market for a period of three years. The acquisition was recorded using the purchase method and the purchase price was allocated to property and equipment, noncompete agreement and license costs, based on estimated fair values.

         KLXR-FM -- In May 1996, Alta entered into an Asset Purchase Agreement to acquire KLXR-AM, licensed to Redding, California, for a total purchase price of $100,000. In February 1997, Alta entered into a LMA with the seller until the purchase is completed, at which time, the LMA will terminate. The purchase has not yet been completed. Prior to the closing of the merger (see Note 9), it is anticipated that Alta will assign its interests in the KLXR agreements to Redwood.

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                                                     MARCH 31,       DECEMBER 31,
                                                                                       1997              1997
         Buildings and improvements                                                $     29,437      $      35,859
         Equipment                                                                      181,360            208,241
         Furniture and fixtures                                                          40,341             40,341
                                                                                   ------------      -------------
         Total property and equipment                                                   251,138            284,441
         Less accumulated depreciation                                                   37,666             75,918
                                                                                   ------------      -------------
         Property and equipment-- net                                              $    213,472      $     208,523
                                                                                   ============      =============


4.       INTANGIBLE ASSETS

         Intangible assets consist of the following:

                                                                                      MARCH 31,       DECEMBER 31,
                                                                                        1997              1997

         License costs                                                             $     950,489    $      950,489
         Noncompete agreement                                                            100,000           100,000
                                                                                   -------------    --------------
         Total intangible assets                                                       1,050,489         1,050,489
         Less accumulated amortization                                                    53,905           114,556
                                                                                   -------------    --------------
         Intangible assets-- net                                                   $     996,584    $      935,933
                                                                                   =============    ==============

5.       RELATED PARTY TRANSACTIONS

         Notes payable to related parties consist of the following:

                                                                                     MARCH 31,       DECEMBER 31,
                                                                                       1997              1997
         Unsecured note payable to an affiliated entity
             controlled by an officer and stockholder of
             Redwood (see below)                                                    $    100,000
         Unsecured note payable to an affiliated entity
             controlled by an officer and stockholder of
             Redwood with interest at 12% and principal
             and interest due on demand                                                   25,000     $      25,000
         Unsecured notes payable to stockholders of Redwood
             with interest at 8% and principal and interest
             due on March 31, 1999                                                        30,949            26,839
                                                                                    ------------     -------------
         Total                                                                           155,949            51,839
         Less current portion                                                             25,000            25,000
                                                                                    ------------     -------------
         Total                                                                      $    130,949     $      26,839
                                                                                    ============     =============

         Management believes that the fair values of its notes payable to related parties are not materially different from their carrying values based on the terms and varying characteristics of the notes.

         The $100,000 note payable to an affiliated entity was assumed by Redwood during the nine months ended December 31, 1997, resulting in a corresponding increase in the Company's payable to Redwood in the accompanying balance sheet as of such date. The Company has noninterest bearing payables to Redwood of $1,292,025 and $624,113 as of March 31, 1997 and December 31, 1997, respectively, which have no set repayment terms. The Company recorded interest expense on the related party notes of approximately $62,000 for the year ended March 31, 1997.

         The Company has receivables from and payables to entities controlled by an officer and stockholder of Redwood. The receivables and payables total $38,286 and $14,500, respectively, as of March 31, 1997 and $28,738 and $65,137, respectively, as of December 31, 1997. Such balances do not bear interest and have no set repayment terms.

6.       NOTES PAYABLE AND BANK BORROWINGS

         Notes payable consist of the following:

                                                                                      MARCH 31,       DECEMBER 31,
                                                                                        1997              1997

         Note payable to seller of KNNN-FM with interest at 8.5%, collateralized by the common stock of Northern, payable in monthly principal and interest installments of $6,199 through October 2001 with the
             remaining balance due at that date                                      $    484,725    $     459,113

         Note payable to seller of KRDG-FM with interest at 8.25% and payable semi-annually, principal payable on July 21, 2004, collateralized
             by property and equipment, guaranteed by MicroCap                            155,000          155,000

                                                                                     ------------    -------------

         Total                                                                            639,725          614,113
         Less current portion                                                              34,517           36,781
                                                                                     ------------    -------------

         Total                                                                       $    605,208    $     577,332
                                                                                     ============    =============

         Under the terms of the promissory note agreements, including notes payable to related parties (see Note 5), future minimum annual principal payments during the next five fiscal years ending March 31 are as follows: 1998 - $59,517 (including $25,000 note payable on demand); 1999 - $168,517; 2000 - $40,889; 2001 - $44,503; and 2002 -
         $327,248.

         As of March 31, 1997 and December 31, 1997, the Company has a $25,000 line of credit agreement with a bank which expires on April 1, 1998. Bank borrowings under the line of credit agreement bear interest at a rate of 7.9%, are collateralized by a certificate of deposit of MicroCap, and are guaranteed by MicroCap. There were no borrowings under the line of credit agreement as of March 31, 1997. As of December 31, 1997, $25,000 was outstanding under the agreement.

         As of December 31, 1997, the Company has a $25,000 line of credit agreement which expires July 1, 1998. Bank borrowings under the line of credit agreement bear interest at the prime rate plus 2.5%, are unsecured and are guaranteed by MicroCap. As of December 31, 1997, $25,000 was outstanding under the agreement.

         As of December 31, 1997, the Company has a note payable to a bank with a principal balance of $28,804 which is payable in monthly installments of $900 plus interest through September 2, 2000 when all outstanding principal and interest is due. The note bears interest at the prime rate plus 2.5%, is collateralized by equipment and is guaranteed by Redwood and MicroCap.

         Management believes that the fair values of its notes payable are not materially different from their carrying values based on the terms and varying characteristics of the notes.

7.       LEASE AGREEMENTS

         The Company leases land and equipment under operating lease agreements expiring in various years through 2001 and leases equipment under a capital lease agreement expiring in 1998. Lease expense under the operating lease agreements totalled $74,039 for the year ended March 31, 1997.

         At March 31, 1997, future minimum lease payments under the lease agreements are summarized as follows:

                                                                                           CAPITAL      OPERATING
                                                                                            LEASE        LEASES

         Fiscal year ending March 31:
         1998                                                                           $   13,858      $   33,501
         1999                                                                                               16,812
         2000                                                                                               32,944
                                                                                        ----------      ----------

         Total minimum lease payments                                                       13,858      $   83,257
                                                                                                        ==========
         Less amount representing interest                                                   1,864
                                                                                        ----------
         Capital lease obligation                                                       $   11,994
                                                                                        ==========

         The equipment under capital lease is as follows at March 31, 1997:

         Equipment                                                                      $   42,416
         Less accumulated depreciation                                                       3,361
                                                                                        ----------

         Net                                                                            $   39,055
                                                                                        ==========

8.       INCOME TAXES

         The Company's operations are included in the consolidated federal and state income tax returns of Redwood. Under Redwood's tax allocation method, a tax provision is allocated to the Company based upon a calculation of income taxes as if the Company filed separate income tax returns.

         As of March 31, 1997, Redwood has approximately $375,000 of consolidated net operating loss carryovers of which approximately $200,000 were attributable to the Company. The carryovers expire in various years through 2012 and result in deferred income tax assets of approximately $68,000. However, because of the uncertainty regarding future realization of the deferred income tax assets, the Company has established a valuation allowance of $68,000 as of March 31, 1997. The valuation allowance decreased by $56,000 during the year ended March 31, 1997.


9.       SUBSEQUENT EVENTS

         Effective April 1, 1997, the Company acquired an option to purchase radio stations KNRO-AM and KARZ-FM (KNRO/KARZ) licensed in Redding, California from Power Surge, Inc. (Power Surge), a wholly-owned subsidiary of Power Curve, Inc. (Power Curve). Power Surge and Power Curve are both controlled by Redwood's President. Power Curve acquired KNRO/KARZ on January 31, 1997 for $480,000 in cash and a $720,000 promissory note. Power Surge operated the stations from February 1, 1997 through March 31, 1997 and received the licenses from Power Curve on March 31, 1997. Under the terms of the option agreement, the Company can either (1) purchase KNRO/KARZ for $1,200,000 in cash or (2) issue 1,000,000 shares of its common stock in exchange for all of the issued and outstanding shares of common stock of Power Surge. The option, as extended, expires March 31, 1998. Also effective April 1, 1997, the Company entered into a LMA with Power Surge for a period of one year. Under the terms of the LMA, the Company is operating KNRO/KARZ and is obligated to pay Power Surge a monthly fee of $5,000. Effective May 16, 1997, KARZ-FM changed its call letters to KRRX-FM.

         On October 10, 1997, Alta entered into an agreement to merge with Regent Acquisition Corp., a subsidiary of Regent Communications, Inc. (Regent). Upon closing of the merger, all of the outstanding shares of common stock of Alta will be redeemed and cancelled. As consideration for the Alta common stock, Redwood will receive $1,000,000 cash and 200,000 shares of Series E preferred stock in Regent, subject to certain adjustments at closing. Alta is required to acquire KNRO-AM and KRRX-FM from Power Surge prior to the closing of the merger. The merger agreement provides for the formation of a joint venture by Redwood and Regent to construct an antenna tower which is intended to be leased by Regent from the joint venture. In the event that these provisions have not been satisfied prior to closing, the consideration at closing will be reduced to $975,000 cash and 195,000 shares of stock. If such provisions are satisfied subsequent to closing, the agreement provides that Redwood will receive the additional consideration at that time.

--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT



KARZ/KNRO (A Division of Merit Broadcasting Corporation)


We have audited the accompanying balance sheet of KARZ/KNRO (A Division of Merit Broadcasting Corporation) as of December 31, 1996 and the related statements of operations and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of KARZ/KNRO at December 31,1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado
May 9, 1997

KARZ/KNRO (A Division of Merit Broadcasting Corporation)

BALANCE SHEET
DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash                                                             $   4,661
Accounts receivable - net of allowance for
  doubtful accounts of $23,074                                      92,834
Prepaid expenses                                                    10,000
                                                                 ---------
Total                                                              107,495

OPERATING PROPERTY AND EQUIPMENT - Net (Note 3)                     70,280
                                                                 ---------
TOTAL                                                            $ 177,775
                                                                 =========


LIABILITIES AND NET LIABILITIES OF DIVISION

CURRENT LIABILITIES
Accounts payable                                                 $  10,178
Accrued liabilities                                                    699
Accrued interest payable to related parties (Note 2)                85,458
Line of credit borrowings (Note 4)                                   1,617
                                                                 ---------
Total                                                               97,952

DEBT TO RELATED PARTIES (Note 2)                                   164,297

NET LIABILITIES OF DIVISION                                        (84,474)
                                                                 ---------
TOTAL                                                            $ 177,775
                                                                 =========



See notes to financial statements.
--------------------------------------------------------------------------------

KARZ/KNRO (A Division of Merit Broadcasting Corporation)

STATEMENT OF OPERATIONS AND NET LIABILITIES OF DIVISION
FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------


REVENUE
Broadcasting                                               $588,339
Less agency commissions                                      38,042
                                                           --------

Net revenue                                                 550,297
                                                           --------

COSTS AND EXPENSES
General and administrative                                  298,701
Programming and technical                                   152,611
Sales                                                       104,014
                                                           --------

Total                                                       555,326
                                                           --------
LOSS FROM OPERATIONS                                          5,029

INTEREST EXPENSE (Note 2)                                    17,526
                                                           --------
NET LOSS                                                     22,555

TRANSFERS TO OTHER DIVISIONS                                  8,551

NET LIABILITIES OF DIVISION, Beginning of year               53,368
                                                           --------

NET LIABILITIES OF DIVISION, End of year                   $ 84,474
                                                           ========


See notes to financial statements.
--------------------------------------------------------------------------------

KARZ/KNRO (A Division of Merit Broadcasting Corporation)

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------



OPERATING ACTIVITIES
Net loss                                                    $(22,555)
Adjustments to reconcile net loss to
net cash provided by activities:
  Depreciation                                                 8,887
  Changes in operating assets and liabilities:
    Accounts receivable                                       20,256
    Accounts payable and accrued liabilities                  (7,854)
    Accrued interest payable to related parties               16,930
                                                            --------

Net cash provided by operating activities                     15,664
                                                            --------

FINANClNG ACTIVITIES
Repayment of line of credit borrowings                       (17,383)
Transfers to other divisions                                  (8,551)
                                                            --------

Net cash used in financing activities                        (25,934)
                                                            --------

NET DECREASE IN CASH                                         (10,270)

CASH, Beginning of year                                       14,931
                                                            --------

CASH, End of year                                           $  4,661
                                                            ========


SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                      $  1,058
                                                            ========



See notes to financial statements.
--------------------------------------------------------------------------------

KARZ/KNRO (A Division of Merit Broadcasting Corporation)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General - Merit Broadcasting Corporation (the Company) owned and operated radio stations KARZ-FM and KNRO-AM (together, KARZ/KNRO) in Redding, California through January 31, 1997, at which time KARZ/KNRO was acquired by Power Curve, Inc.

     The Company owns and operates two other radio stations and accounts for the activities of the stations as separate divisions. The accompanying financial statements include only the accounts of the KARZ/KNRO division of the Company.

     Accounts Receivable - Concentrations of credit risk with respect to receivables are limited due to the large number of customers in diverse industries and generally short payment terms. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed inherent in the accounts receivable of KARZ/KNRO.

     Operating Property and Equipment - Property and equipment is recorded at cost and is depreciated using accelerated methods over lives as follows: buildings - 35 years; vehicles - 5 years; towers and improvements - 5 to 10 years; and other equipment - 5 to 7 years. The recoverability of the carrying value of operating property and equipment is evaluated periodically in relation to the estimated value of the radio stations based on their operating performance and non-discounted cash flows.

     Income Taxes -- As a division of the Company, KARZ/KNRO is not a taxable entity. Accordingly, no provision or credit for income taxes has been made in the accompanying financial statements.

     Statement of Cash Flows - For purposes of the statement of cash flows, highly liquid accounts maturing within three months of acquisition are considered to be cash equivalents.

     Use of Estimates - The preparation of KARZ/KNRO's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     Geographic Area - KARZ/KNRO broadcasts in Northern California. This results in a risk to the Company due to the concentration in one geographic area.

2.   RELATED PARTY TRANSACTIONS

     The Company has debt to its shareholders totalling $164,297 as of December 31, 1996. The debt is unsecured, bears interest at 10% and has no maturity date. Accrued interest on such debt was $85,458 as of December 31, 1996. Such debt and the related accrued interest have been recorded in the accompanying financial statements of KARZ/KNRO as it relates to the acquisition of assets of KARZ/KNRO.

     The Company has debt to a former shareholder totalling $644,825 as of December 31, 1996. Accrued interest on such debt was $45,867 as of December 31, 1996. Since such debt was incurred for the purchase of treasury stock of the Company, it has been recorded at the corporate level and has not been recorded on the accompanying KARZ/KNRO financial statements. Had such debt been recorded on the accompanying KARZ/KNRO financial statements as of December 31, 1996, net liabilities would have increased by $690,692 and net loss would have increased by $29,917.

3.   OPERATING PROPERTY AND EQUIPMENT

     Operating property and equipment consists of the following at December 31, 1996:

     Land                                       $ 23,000
     Building                                     22,644
     Towers and improvements                     126,099
     Equipment                                   191,856
     Vehicles                                     26,914
                                                --------
     Total                                       390,513
     Less accumulated depreciation               320,233
                                                --------
     Operating property and equipment -- net    $ 70,280
                                                ========


4.   LINE OF CREDIT

     The Company has a $50,000 line of credit agreement with a bank which is unsecured, bears interest at the bank's index rate plus 1.5% and matured on February 15, 1997. The Company borrowed $19,000 under the line of credit agreement in 1995 for the purchase of equipment for KARZ/KNRO. Accordingly, such borrowings have been recorded on the KARZ/KNRO financial statements. As of December 31, 1996, the outstanding borrowings under the agreement totalled $1,617.


5.   BUILDING LEASE

     KARZ/KNRO leases its offices under a month-to-month operating lease agreement. Lease expense totalled $19,908 during 1996.

--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT



Power Surge, Inc.


We have audited the accompanying balance sheet of Power Surge, Inc. (a subsidiary of Power Curve, Inc.) as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Power Surge, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado
March 13, 1998

POWER SURGE, INC.
(A SUBSIDIARY OF POWER CURVE, INC.)

BALANCE SHEET
DECEMBER 31, 1997
--------------------------------------------------------------------------------


ASSETS
CURRENT ASSETS
Cash                                                         $        82
Income taxes receivable from Power Curve, Inc. (Note 5)            4,000
Receivable from related party (Note 7)                            65,137
                                                             -----------

Total current assets                                              69,219

PROPERTY AND EQUIPMENT, net (Notes 2 and 3)                      152,273

INTANGIBLE ASSETS, net (Notes 2 and 4)                           953,477
                                                             -----------

TOTAL                                                        $ 1,174,969
                                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Payable to related party (Note 7)                            $     2,133
Accounts payable                                                     117
                                                             -----------

Total current liabilities                                          2,250
                                                             -----------
STOCKHOLDERS' EQUITY
Common stock, no par value; 1,500
    shares authorized; 1,250 shares issued
    and outstanding                                            1,202,500
Accumulated deficit                                              (29,781)
                                                             -----------
Total stockholders' equity                                     1,172,719
                                                             -----------
TOTAL                                                        $ 1,174,969
                                                             ===========


See notes to financial statements.
--------------------------------------------------------------------------------

POWER SURGE, INC.
(A SUBSIDIARY OF POWER CURVE, INC.)

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

REVENUE
Broadcast revenue                                     $  74,704
Less agency commissions                                   5,893
                                                      ---------

Net revenue                                              68,811
                                                      ---------
OPERATING EXPENSE
Selling, general and administrative                      66,410
Broadcasting                                             20,622
Depreciation and amortization                           106,314
                                                      ---------

Total                                                   193,346
                                                      ---------
LOSS FROM OPERATIONS                                   (124,535)

OTHER INCOME (Notes 7 and 8)                             90,754
                                                      ---------

LOSS BEFORE INCOME TAX BENEFIT                          (33,781)

INCOME TAX BENEFIT (Note 5)                               4,000
                                                      ---------

NET LOSS                                              $ (29,781)
                                                      =========

NET LOSS PER COMMON SHARE                             $  (23.82)
                                                      =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                1,250
                                                      =========

See notes to financial statements.
--------------------------------------------------------------------------------

POWER SURGE, INC.
(A SUBSIDIARY OF POWER CURVE, INC.)

STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                 COMMON STOCK                                           TOTAL
                                            --------------------------        ACCUMULATED           STOCKHOLDERS'
                                            SHARES          AMOUNT              DEFICIT                 EQUITY

Issuance of common stock                       1,250    $        2,500                             $         2,500

Contribution of radio station
    assets (Note 2)                                          1,200,000                                   1,200,000

Net loss for year ended
    December 31, 1997                                                        $     (29,781)                (29,781)
                                            --------    --------------       -------------         ---------------

BALANCES,
    DECEMBER 31, 1997                          1,250    $    1,202,500       $     (29,781)        $     1,172,719
                                            ========    ==============       =============         ===============

See notes to financial statements.
--------------------------------------------------------------------------------

POWER SURGE, INC.
(A SUBSIDIARY OF POWER CURVE, INC.)

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


OPERATING ACTIVITIES
Net loss                                                       $   (29,781)
Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                                  106,314
    Changes in operating assets and liabilities:
       Accounts receivable                                           9,436
       Income taxes receivable                                      (4,000)
       Receivable from related party                               (65,137)
       Payable to related party                                      2,133
       Accounts payable and accrued expenses                           117
                                                               -----------

Net cash provided by operating activities                           19,082

INVESTING ACTIVITIES-- Purchase of property and equipment          (21,500)

FINANCING ACTIVITIES-- Issuance of common stock                      2,500
                                                               -----------

NET INCREASE IN CASH                                                    82

CASH, Beginning of year                                                 --
                                                               -----------
CASH, End of year                                              $        82
                                                               ===========

SUPPLEMENTAL NONCASH INVESTING
AND FINANCING ACTIVITY
Contribution of radio station assets (Note 2):
    License cost                                               $   890,564
    Property and equipment                                         150,000
    Noncompete agreement                                           150,000
    Accounts receivable                                              9,436
                                                               -----------

Total                                                          $ 1,200,000
                                                               ===========


See notes to financial statements.
--------------------------------------------------------------------------------

POWER SURGE, INC.
(A SUBSIDIARY OF POWER CURVE, INC.)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         ORGANIZATION -- Power Surge, Inc. (the Company), a Delaware corporation, operates in the radio broadcasting industry. The Company is 80% owned by Power Curve, Inc. (Power Curve) and 20% owned by Redwood Broadcasting, Inc. (Redwood Broadcasting) as of December 31, 1997. The Company was incorporated on October 16, 1996, however, the Company did not have any operations prior to 1997.

         PROPERTY AND EQUIPMENT -- Property and equipment are recorded at fair value as of the date of acquisition of the related station or cost if purchased subsequently. Depreciation is provided on a straight line basis over the estimated useful lives of the assets as follow: buildings and improvements - 10 years; transmitter - 20 years; computer equipment - 3 years; technical equipment - 7 years; furniture and fixtures - 5 years; and vehicles - 5 years. The recoverability of the carrying value of property and equipment is evaluated periodically in relation to the estimated value of the radio stations based on their operating performance and cash flows.

         INTANGIBLE ASSETS -- Intangible assets include the radio station purchase price allocations to license costs and the noncompete agreement. License costs are amortized over a period of 20 years and the noncompete agreement is amortized over the three-year period of the agreement. The recoverability of the carrying value of intangible assets is evaluated periodically in relation to the estimated value of the radio stations based on their operating performance and cash flows.

         REVENUE RECOGNITION -- Revenue from the sale of air time is recorded when the advertisements are broadcast.

         BARTER TRANSACTIONS -- Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized based on the fair value of the goods or services received when the advertisements are broadcast. Goods and services received are recognized when used.

         INCOME TAXES -- The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rate is recognized in the period that includes the enactment date.

         LOSS PER COMMON SHARE -- Loss per common share is based upon the net loss applicable to common shares and the weighted average of common shares outstanding during the period.

         USE OF ESTIMATES -- The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         STATEMENT OF CASH FLOWS -- For purposes of the statement of cash flows, highly liquid investments, maturing within three months of acquisition, are considered to be cash equivalents.

2.       RADIO STATION ACQUISITIONS


         On January 31, 1997, Power Curve acquired radio stations KNRO-AM (KNRO) and KARZ-FM (KARZ), licensed in Redding, California, from Merit Broadcasting Corporation for $480,000 in cash and a $720,000 promissory note. the Company operated the stations from February 1, 1997 through March 31, 1997 under a Local Marketing Agreement (LMA) with Power Curve. On March 31, 1997, the stations were contributed to the Company by Power Curve. This contribution was recorded as contributed capital of $1,200,000 and was allocated to accounts receivable, property and equipment, noncompete agreement and license costs based on their respective estimated fair values. Since Power Curve is the parent company of the Company and it was the intention to have the Company own and operate the stations upon acquisition, the accompanying financial statements have been prepared as if the Company owned the stations during the period from February 1, 1997 through March 31, 1997 (the date of the contribution).

         The following represents the unaudited pro forma results of operations for the year ended December 31, 1997 as if the acquisition of KNRO and KARZ had occurred on January 1, 1997: net revenue - $106,160; loss from operations - $151,394; net loss - $56,640; and, net loss per common share - $45.31.

         Effective April 1, 1997, Alta California Broadcasting, Inc. (Alta), a wholly-owned subsidiary of Redwood Broadcasting, acquired an option to purchase KNRO and KARZ from the Company. Under the terms of the option agreement, Alta can either (1) purchase the stations for $1,200,000 in cash or (2) issue 1,000,000 shares of its common stock in exchange for all of the issued and outstanding shares of common stock of the Company. The option terminates on March 31, 1998. Concurrently, Alta entered into a LMA with the Company for a period of one year. Under the terms of the LMA, Alta is operating KNRO and KARZ and is obligated to pay Power Surge a monthly fee of $5,000. Accordingly, the operating activities of the radio stations from April 1, 1997 through December 31, 1997 are not reflected in the accompanying financial statements.

         Effective May 16, 1997, KARZ changed its call letters to KRRX-FM.


3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

         Buildings and improvements                              $      75,000
         Equipment                                                      40,000
         Transmitter                                                    30,000
         Vehicle                                                        21,500
         Furniture and fixtures                                          5,000
                                                                 -------------

         Total property and equipment                                  171,500
         Less accumulated depreciation                                  19,227
                                                                 -------------
         Property and equipment-- net                            $     152,273
                                                                 =============

4.       INTANGIBLE ASSETS

         Intangible assets consist of the following:

         License costs                                         $      890,564
         Noncompete agreement                                         150,000
                                                               --------------

         Total intangible assets                                    1,040,564
         Less accumulated amortization                                 87,087
                                                               --------------
         Intangible assets-- net                               $      953,477
                                                               ==============


5.       INCOME TAXES

         The Company's operations are included in the consolidated federal and state income tax returns of Power Curve. Under Power Curve's tax allocation method, a tax provision is allocated to the Company based upon a calculation of income taxes as if the Company filed separate income tax returns.

         The tax effects of temporary differences that give rise to deferred income taxes at December 31, 1997 are as follows:

         Deferred income tax asset -- difference between book
            and tax basis of intangible assets                                                         $     9,400
         Valuation allowance                                                                                (9,400)
                                                                                                       -----------

         Net deferred income taxes                                                                     $    --
                                                                                                       ===========

         The valuation allowance increased by $9,400 during 1997.

         The following summary reconciles income taxes computed at the federal statutory rate with the income tax benefit:

         Federal income tax benefit computed at statutory rate                                         $    11,486
         Tax effect of:
             State income taxes, net of federal benefit                                                      1,914
             Establishment of valuation allowance                                                           (9,400)
                                                                                                       -----------
         Income tax benefit                                                                            $     4,000
                                                                                                       ===========


6.       ALTA MERGER AGREEMENT

         Effective October 10, 1997, Alta entered into an agreement to merge with Regent Acquisition Corp., a subsidiary of Regent Communications, Inc. Alta is required to exercise its option and complete its acquisition of KNRO and KRRX from the Company prior to the closing of the merger.

7.       RELATED PARTY TRANSACTIONS

         The Company has a receivable from Alta and a payable to an entity under common control of $65,137 and $2,133, respectively, as of December 31, 1997. The Company recorded income under its LMA with Alta (see Note 2) totalling $45,000 which is included in other income in the accompanying statement of operations.


8.       OTHER INCOME

         During 1997, the Company entered into a purchase agreement to acquire stations KVVQ-AM and KVVQ-FM in Hesperia, California. As the result of an upset bid for the stations by a third party, the Company waived its rights under the purchase agreement and received compensation of $50,000, which has been recorded as other income in the accompanying statement of operations.


--------------------------------------------------------------------------------

REPORT of INDEPENDENT ACCOUNTANTS

To the Partners of  Continental Radio Broadcasting, L.L.C.

We have audited the accompanying balance sheet of Continental Radio Broadcasting, L.L.C. ("the Company") as of December 31, 1997 and the related statement of operations, partner's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.







Coopers & Lybrand, L.L.P.

Cincinnati, Ohio
February 10, 1998

CONTINENTAL RADIO BROADCASTING, L.L.C.
BALANCE SHEET
as of December 31, 1997


                                                ASSETS
 Current assets:
       Cash                                                                                               $         373
       Trade accounts receivable, less allowance for doubtful accounts of $26,000                               172,465
       Other receivables                                                                                          7,544
       Prepaid expenses                                                                                           4,125
                                                                                                          --------------

          Total current assets                                                                                  184,507

 Property, plant and  equipment, net                                                                            303,560
 Intangible assets, net                                                                                         948,647
 Other assets, net                                                                                              127,527
                                                                                                          --------------

          Total assets                                                                                    $   1,564,241
                                                                                                          ==============

                                                 LIABILITIES AND PARTNER'S DEFICIT

 Current liabilities:
       Accounts payable                                                                                   $      46,683
       Book overdraft                                                                                             8,950
       Accrued expenses                                                                                          69,066
       Current portion of long-term debt                                                                      1,670,000
                                                                                                          --------------

          Total current liabilities                                                                           1,794,699

 Long-term debt                                                                                                  90,000
                                                                                                          --------------

          Total liabilities                                                                                   1,884,699
                                                                                                          --------------

 Commitments and contingencies

 Partner's Deficit:
       Capital contributions                                                                              $      10,000
       Deficit                                                                                                 (330,458)
                                                                                                          --------------

          Total partner's deficit                                                                              (320,458)
                                                                                                          --------------

          Total liabilities and partner's deficit                                                         $   1,564,241
                                                                                                          ==============

The accompanying notes are an integral part of the financial statements.

CONTINENTAL RADIO BROADCASTING, L.L.C.
STATEMENT OF OPERATIONS
for the year ended December 31, 1997



 Broadcast revenue                                            $  1,095,761

 Less agency commissions                                            73,905
                                                              -------------

       Net revenue                                               1,021,856

 Broadcast operating expenses                                      438,482

 Corporate general and administrative expenses                     346,055

 Depreciation and amortization                                     241,744
                                                              -------------

       Operating loss                                               (4,425)

 Interest expense                                                  186,127

 Loss on disposal of fixed assets                                   73,219
                                                              -------------

       Net loss                                               $   (263,771)
                                                              =============

The accompanying notes are an integral part of the financial statements.

CONTINENTAL RADIO BROADCASTING, L.L.C.
STATEMENT OF PARTNER'S DEFICIT
for the year ended December 31, 1997


                                                                       CAPITAL
                                                                     CONTRIBUTION          DEFICIT           TOTAL
                                                                    ---------------   ----------------  ----------------


 Balances, December 31, 1996                                        $       10,000    $       (66,687)  $       (56,687)

 Net loss                                                                                    (263,771)         (263,771)
                                                                    ---------------   ----------------  ----------------

 Balances, December 31, 1997                                        $       10,000    $      (330,458)  $      (320,458)
                                                                    ===============   ================  ================


The accompanying notes are an integral part of the financial statements.

CONTINENTAL RADIO BROADCASTING, L.L.C.
STATEMENT OF CASH FLOWS
for the year ended December 31, 1997



 Cash flows from operating activities:
     Net loss                                                    $   (263,771)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
     Depreciation                                                     141,855
     Amortization                                                      99,889
     Loss on disposal of fixed assets                                  73,219
 Changes in operating assets and liabilities:
     Accounts receivable                                              (51,477)
     Other receivables, prepaid expenses and other assets              (9,302)
     Accounts payable                                                  23,400
     Accrued expenses                                                  55,663
                                                                 -------------

     Net cash provided by operating activities                         69,476

 Cash flows from investing activities:
     Capital expenditures                                             (37,480)
     Proceeds from sale of equipment                                   24,500
                                                                 -------------

 Net cash used in investing activities                               (12,980)

 Cash flows from financing activities:
     Borrowings of long term debt                                      30,000
     Payments of long term debt                                      (170,000)
     Book overdraft                                                     8,950
                                                                 -------------

 Net cash used in financing activities                               (131,050)
                                                                 -------------

 Net decrease  in cash                                                (74,554)
                                                                 -------------

 Cash,  beginning of  period                                           74,927
                                                                 -------------

 Cash, end of period                                             $        373
                                                                 =============

 Cash paid for interest                                          $    142,589
                                                                 =============

The accompanying notes are integral part of the financial statements.

CONTINENTAL RADIO BROADCASTING, L.L.C.
NOTES TO FINANCIAL STATEMENTS

1.     ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:

       a. ORGANIZATION: Continental Radio Broadcasting, L.L.C. (the Company), an Arizona corporation, owns and operates radio stations KFLG (FM) and KFLG (AM) located in Bullhead City, Arizona.

       b. BROADCAST REVENUE: Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.

       c. BARTER TRANSACTIONS: Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred barter revenue) is recorded. If advertising is broadcast before the receipt of the goods or services, a receivable is recorded. For the year ended December 31, 1997, barter revenue was approximately $118,708 and barter expense was approximately $114,545.

       d. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The credit risk is limited due to the large number of customers comprising the Company's customer base.

       e. PROPERTY AND EQUIPMENT: Property and equipment are recorded at cost. Depreciation is provided using accelerated methods based upon the estimated useful lives of the respective assets, ranging from five to seven years. When assets are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is recognized.

       f. INTANGIBLE ASSETS: Intangible assets are stated at cost and amortized on the straight line basis over fifteen years. The carrying value of intangible assets is reviewed by the Company when events or circumstances indicate that the recoverability of an asset may be impaired. If this review indicates that goodwill and licenses will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the goodwill and licenses will be reduced accordingly.

       g. OTHER ASSETS: Other assets consist primarily of a non-compete agreement, which is being amortized on the straight line method over 5 years. See Note 5.

1.     ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS, CONTINUED:

       h. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       i. INCOME TAXES: Federal and state income taxes are not provided for in the accompanying financial statements, as the partners are taxed at federal and state levels individually on their share of earnings.


2.     ASSET SALE AGREEMENT:

       On December 9, 1997, the Company entered into an agreement to sell substantially all of the assets of radio stations KFLG (FM) and KFLG (AM) to Regent Communications, Inc. for approximately $3,600,000 in cash, subject to adjustment. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals.

3.     PROPERTY AND EQUIPMENT:

       Property and equipment at December 31, 1997 consisted of the following:

       Equipment                                               $   398,430
       Furniture and fixtures                                       63,597
                                                               ------------
                                                                   462,027
       Less accumulated depreciation                              (158,467)
                                                               ------------

                                                               $   303,560
                                                               ============

4.     INTANGIBLE ASSETS:

       Intangible Assets at December 31, 1997 consisted of the following:

       Broadcast intangibles                                           $    662,000
       Goodwill                                                             360,500
                                                                       ------------
                                                                          1,022,500
       Less accumulated amortization                                        (73,853)
                                                                       ------------

                                                                       $    948,647
                                                                       ============

5.     OTHER ASSETS:

       Other assets at December 31, 1997 consisted of the following:

          Non-compete agreement                                        $    150,000
          Other                                                              11,643
                                                                       ------------
                                                                            161,643
          Less accumulated amortization                                     (34,116)
                                                                       ------------
                                                                       $    127,527
                                                                       ============


6.     LONG-TERM DEBT:

       Long-term debt at December 31, 1997 consisted of the following:

          Variable rate term loan (10.5% December 31, 1997),
             collateralized by substantially all assets of
             the Company                                               $   1,260,000
          Subordinated notes payable (12.0% at December 31, 1997)            380,000
          Non-compete obligation                                             120,000
                                                                       -------------
                                                                           1,760,000
          Less current maturities                                         (1,670,000)
                                                                       -------------

          Long-term debt                                               $      90,000
                                                                       =============

6.     LONG-TERM DEBT:, CONTINUED

       Borrowings under the variable rate term loan bear interest at the bank's prime rate plus the Floating Rate Spread, as defined in the agreement (ranging from 1.5% to 5%) and the loan matures on December 31, 2003 and has been personally guaranteed by a partner in the Company. The credit agreement requires mandatory repayment of up to 50% of Excess Cash Flow, as defined, within 120 days after the Company's year end. The Company may prepay the note, in whole or in part, subject to a premium ranging from 1% to 3% prior to December 31, 2000. Subsequent prepayments may be made without premium or penalty. The Credit Agreement contains certain restrictive covenants which, among other things, requires the Company to meet certain financial tests. During 1997, the Company was not in compliance with certain covenants included in its Credit Agreement. As a result, the outstanding principal balance has been classified as a current liability at December 31, 1997 in the accompanying Balance Sheet.

       The subordinated promissory notes bear interest at 12% and mature on September 30, 2004. Interest is payable annually to the extent of Net Cash Available, as defined. The Company may prepay the notes at any time without premium or penalty. All principal and interest related to the notes becomes due and payable in the event of the sale of the assets of the Company. As discussed in Note 2, the Company entered into an Asset Sale Agreement on December 9, 1997, which is expected to close prior to May 1998. As a result, the outstanding principal and interest due under the subordinated notes has been classified as a current liability at December 31, 1997.

       In connection with the acquisition of radio stations KFLG (FM) and (AM) on December 1, 1996, the Company entered into a non-compete agreement with the former owner of the stations, which requires the Company to pay the former owner $30,000 per year for five years beginning on December 1, 1997.

7.     LEASES:

       The Company leases certain equipment and facilities used in their operations. Future minimum rentals under all noncancelable operating leases as of December 31, 1997 are payable as follows:

               1998                           $    36,820
               1999                                31,774
               2000                                24,200
               2001                                24,200
               2002                                24,200


Rental expense was approximately $34,000 for the year ended December 31, 1997.


8.     RELATED PARTY TRANSACTIONS:

       During 1996, the Company issued $350,000 of subordinated promissory notes to a partner in the Company.

       During 1997, the Company issued a $30,000 subordinated promissory note to a partner in the Company.

REPORT OF INDEPENDENT ACCOUNTANTS


To Ruby Broadcasting, Inc.

We have audited the accompanying Statement of Revenues and Direct Expenses of Radio Station KZXY (FM)("KZXY") for the years ended December 31, 1997 and 1996. This Statement of Revenues and Direct Expenses is the responsibility of KZXY's management. Our responsibility is to express an opinion on the Statement of Revenues and Direct Expenses based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Direct Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Direct Expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared to present the Revenue and Direct Expenses of KZXY and is not intended to be a complete presentation of KZXY's results of operations.

In our opinion, the accompanying Statement of Revenues and Direct Expenses presents fairly, in all material respects, the revenues and direct expenses of KZXY for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.








Coopers & Lybrand, L.L.P.

Cincinnati, Ohio
January 9, 1998

RADIO STATION KZXY(FM)
STATEMENT OF REVENUES AND DIRECT EXPENSES for the years ended December 31, 1997 and 1996

                                                     1997                  1996
                                                 -----------           -----------
Broadcast revenue                                $ 1,235,560           $ 1,278,968

Less agency commissions                              (43,974)             (63,662)
                                                 -----------           -----------

     Net revenue                                   1,191,586             1,215,306

Broadcast operating expenses                         500,486               475,917

Depreciation and amortization                         26,467                26,467

General and administrative expenses                  345,175               332,019
                                                 -----------           -----------

        Total direct expenses                        872,128               834,403
                                                 -----------           -----------

Excess of revenues over direct expenses          $   319,458           $   380,903
                                                 ===========           ===========

The accompanying notes are an integral part of this financial statement.

RADIO STATION KZXY(FM)
NOTES TO STATEMENT OF REVENUES AND DIRECT EXPENSES

1.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:

         A. BASIS OF PRESENTATION AND ORGANIZATION: KZXY(FM), a radio station located in Apple Valley, California, is owned and operated by Ruby Broadcasting, Inc. ("Ruby"), a Delaware corporation. The Statement of Revenues and Direct Expenses includes certain costs shared with other stations under common ownership. These amounts primarily cover administrative and production support, facility costs, repairs and supplies. These costs have generally been allocated among the affiliated stations based on estimated time spent, space or volume of use. Management believes that these allocation methods are reasonable. As a result of the allocations, however, the financial statements presented may not be indicative of the results achieved had the Company operated as a nonaffiliated entity.

              In December 1997, Ruby entered into an agreement to sell the FCC license and related operating assets of this station and radio station KIXW(AM) to Regent Communications, Inc. for $6,000,000 in cash, subject to adjustment. The closing is conditioned on, among other things, receipt of FCC and other regulatory approvals. Additionally, on January 1, 1998, Ruby entered into a time brokerage agreement with Regent Communications, Inc. related to radio stations KZXY(FM) and KIXW(AM).


              A statement of net assets acquired for radio station KZXY (FM) has not been presented because not all of the required financial information is available. The assets to be acquired consist primarily of prepaid expenses, radio station operating assets, and related intangible assets.


         B. BROADCAST REVENUE: Broadcast revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.

         C. BARTER TRANSACTIONS: Barter transactions (advertising provided in exchange for goods and services) are reported at the estimated fair value of the product or services received. Revenue from barter transactions is recognized when advertisements are broadcast and merchandise or services received are charged to expense when received or used. For the years ended December 31, 1997 and 1996, barter revenue was approximately $109,000 and $116,000, respectively, and barter expense was approximately $115,000 and $100,000, respectively.

         D. DEPRECIATION: Depreciation is provided using accelerated methods based upon the estimated useful lives of the respective assets as follows:

              Leasehold improvements                             7 to 31 years
              Furniture and fixtures                             5 to 7 years
              Broadcast equipment                                5 to 15 years


              Depreciation expense for the years ended December 31, 1997 and 1996 was approximately $16,500.

         E. AMORTIZATION: Intangible assets are amortized on the straight line method over 2 to 40 years. Amortization expense for the years ended December 31, 1997 and 1996 was approximately $10,000.

         F. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts to revenues and expenses during the reporting period. Actual results could differ from those estimates.